UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FINANCIAL INSTITUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Real progress means we all grow.

Financial Institutions, Inc. | 2019 Proxy Statement

Notice of Annual Meeting of Shareholders

LETTER FROM OUR CHAIRMAN

DEAR FELLOW SHAREHOLDERS:

On behalf of the independent directors of the company, I join Marty and the management team in thanking you for choosing to invest in Financial Institutions, Inc. The Board remains committed to building long-term value in the company and I am proud to work with our CEO and my fellow directors to ensure that Financial Institutions, Inc. is a well-governed, shareholder-focused company.

Our Board continues to spend significant time on the company’s strategy. We reviewed and approved a refreshed corporate strategic plan in February, resulting in a refined strategic vision that is fully supported by the Board. The plan defines strategic priorities and contains management’s annual and multi-year goals and objectives to deliver on them. The Board also engages regularly with the company’s executive management team to discuss opportunities and challenges and the environment in which it operates. These discussions assist the Board in assessing management’s performance and highlight areas of focus and direction for the company. At our 2018 summer planning session, we spent significant time analyzing the continued optimization of the balance sheet in the context of our current operating profile and outlook of our lines of business. Our strong conviction is that our business model of delivering local banking, insurance and wealth management solutions enhances long-term shareholder value.

We also remain committed to an effective and efficient risk and control environment. While we believe the company already has strong controls, we continually strive for improvement. Throughout the past year, the Board spent time overseeing management’s efforts to further develop and increase the effectiveness of our compliance management system and enterprise risk management program. Our risk appetite statement, documenting the tolerance of intended risks associated with the execution of our strategic plan, was refreshed and approved in February.

The Board is actively involved in the ongoing review of the company’s succession plan and the actions of management relative to implementation of that plan. The independent directors are given unfettered access to interact and meet regularly with senior management. In 2018, due to planned retirements, the Board supported the successful recruitment of our Chief Human Resources Officer and Chief Financial Officer. Talent development, recruitment and succession planning continue to be important components of the Board’s governance responsibilities.

As in prior years, the Board, through our Management Development and Compensation Committee, is focused on ensuring that the structure of our compensation programs provide reasonable and appropriate incentives for our executive leadership while effectively aligning their interests with those of our shareholders. Our programs are designed to connect compensation with company strategy and provide incentives that correlate with company performance. We regularly review best compensation policies and practices with our independent compensation consultant. We also review the risks posed by the compensation program. As described in the proxy statement, we maintained a consistent short-term incentive structure in 2018. Based on shareholder feedback, and in consultation with our compensation advisors and collaboration with management, an additional absolute performance measure related to return on average assets (“ROA”) was added to the long-term equity-based incentive plan.

The Board has a broad perspective in support of engaging key stakeholders to create value. Through a combination of formal management presentations and informal conversations, the company provides updates regarding developments and listens to your views on strategy, business and financial issues. Annually, we conduct an outreach initiative with our largest shareholders, offering to make our management team and myself available for individual meetings where topics of interest such as performance, governance, executive compensation and social initiatives can be discussed. Our most recent outreach effort included 20 of our largest shareholders, representing more than 40% of our outstanding shares. This outreach is in addition to our regular meetings and conversations with investors. The Board is also actively engaged with our regulators, customers and key community leaders to gain further insights on performance and underlying opportunities.

Financial Institutions, Inc.

Appropriate Board composition and refreshment are critical to our ability to fulfill all our responsibilities in representing the long-term interests of shareholders. Our Board is comprised of capable directors of high integrity with the right mix of skills and experiences to align with our business strategy. Maintaining an appropriate balance of experience and fresh perspective has been and continues to be a key focus. Since 2014, five independent directors, or 45% of the Board, joined as new members; diverse members constitute 36% of the Board.

I would like to take this opportunity to thank our friend and colleague, Jim Wyckoff, who will be retiring from our Board after 34 years of distinguished service. During Jim’s tenure, the company has seen significant growth in size, revenue, geographic footprint and sophistication in product offerings and services. We have benefited greatly from Jim’s wise counsel and his extensive economic and public policy expertise. His deep understanding of our company and thoughtful participation in oversight activities focused on long-term shareholder interests has made us a better Board and corporate enterprise. Thank you, Jim. We will miss your valuable perspective and commitment.

We look forward to an ongoing delivery of value to our customers, shareholders and communities. On behalf of my fellow directors, thank you for your ongoing support of both our Board and the company and for your investment. We look forward to continuing our dialogue with you in the year to come.

Sincerely,

Robert N. Latella

Chairman of the Board

April 29, 2019

Financial Institutions, Inc.

LETTER FROM OUR CEO

FELLOW SHAREHOLDERS:

We are pleased to invite you to attend the 2019 Annual Meeting of Shareholders of Financial Institutions, Inc. to be held on June 19, 2019 at 10:00 a.m. at our corporate headquarters in Warsaw, New York. This forum provides shareholders with the opportunity to discuss topics of importance to the company’s business and affairs, to consider matters described in the proxy statement and to receive an update on the company and how we are executing on our strategies and initiatives. It’s also an excellent opportunity for us to hear directly from you.

We hope that you will be able to attend the meeting. Your vote is very important to us and whether or not you plan to attend the meeting in person, we encourage you to please vote as soon as possible. We look forward to your participation.

I am pleased with the performance of our businesses and how we serve customers. We know that as an employer, neighbor and steward of the communities where we operate, doing business extends beyond the delivery of banking, insurance and investment solutions. As a community bank we are always looking for ways to serve our communities because we understand that healthy communities support our ability to be successful. We are grateful to our employees who give of their time, talent and generosity as community volunteers.

My letter to shareholders in the annual report describes our focus on achieving sustainable earnings growth and the initiatives that are driving progress in the execution of our strategic plan. We are committed to providing our shareholders with long-term value and I hope that you find the letter informative.

Thank you for your investment in Financial Institutions, Inc. I am confident that the company is well-positioned to continue to create value for our shareholders. I am proud to be part of a company that has such talented and dedicated people, all of whom are committed to our success and to your investment.

Cordially,

Martin K. Birmingham

President and Chief Executive Officer

April 29, 2019

Financial Institutions, Inc.

Financial Institutions, Inc.

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

2019 ANNUAL MEETING INFORMATION

For additional information about our Annual Meeting, see “Information About the Meeting” on page 55.

Meeting Date:	June 19, 2019

Meeting Place:	Financial Institutions, Inc. 220 Liberty Street Warsaw, New York 14569

Meeting Time:	10:00 a.m. (Eastern)

Record Date:	April 22, 2019

ANNUAL MEETING BUSINESS

The Annual Meeting of Shareholders of Financial Institutions, Inc. will be held for the following purposes:

1.	To elect three directors nominated by the Board of Directors to serve until the 2022 annual meeting;

2.	To approve, on an advisory basis, the compensation of our named executive officers;

3.	To ratify the selection of RSM US LLP as our independent registered public accounting firm for 2019; and

4.	To transact such other business as may properly come before the annual meeting.

VOTING

Your vote is important. Owners of Financial Institutions, Inc. common stock at the close of business on the meeting record date of April 22, 2019, or their legal proxy holders, are entitled to vote at the annual meeting. Whether or not you expect to attend the annual meeting in person, we urge you to vote as soon as possible by one of these methods:

Via the Internet:	Mail Signed Proxy Card:
Follow the instructions provided on your proxy card	Follow the instructions provided on your proxy card

Shareholders may also vote in person at the annual meeting. For more information on how to vote your shares, please refer to “Voting Matters” on page 55.

By Order of the Board of Directors,

Samuel J. Burruano, Jr.

Corporate Secretary

Warsaw, New York

April 29, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders
to be held on June 19, 2019

Our proxy statement follows. Financial and other information concerning Financial Institutions, Inc. is contained in our annual report. Our proxy statement and annual report are available on our website at www.fiiwarsaw.com, a site that does not have “cookies” that identify visitors to the site, by clicking on “Financials” at the top of the page, then on SEC Filings.

2019 Proxy Statement	1

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS

Financial Institutions, Inc. is the parent company for Five Star Bank, SDN Insurance Agency, LLC (“SDN”), Courier Capital, LLC and HNP Capital, LLC, which we collectively refer to in the proxy statement as the “company.” Throughout the proxy statement, we refer to Five Star Bank as the “Bank.”

Our corporate governance guidelines and other key governance policies and documents, including the charters for each of our standing Board committees and our codes of conduct, are available on our website at www.fiiwarsaw.com by clicking on “Governance” at the top of the page, then on “Governance Documents.”

SEPARATE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

The Board believes that effective corporate governance is best accomplished if the roles of Chairman of the Board and Chief Executive Officer (“CEO”) are separated. The Board believes that separating these two positions allows each person to focus on his or her individual responsibilities, which is essential in the current business and economic environment. Under this structure, our CEO can focus his attention on the day-to-day operations and performance of the company and work to implement our long-term strategic plan. At the same time, our non-executive Chairman of the Board can focus his attention on long-term strategic issues, setting the agenda for and presiding at Board meetings, working collaboratively with other Board members, and providing insight and guidance to our CEO.

BOARD OF DIRECTORS ROLE IN RISK OVERSIGHT

The Board is actively engaged in the oversight of risk. Our Board committees conduct primary oversight of certain risks that may affect us. The Board’s Risk Oversight Committee has oversight of our credit, capital, liquidity and funding, operational, compliance and legal, cybersecurity and electronic data processing risks, among others. The Board’s Audit Committee focuses on oversight of financial risks, including those that could arise from our accounting and financial reporting processes. The Board’s Management Development &

Compensation (“MD&C”) Committee oversees risks arising from our compensation policies and programs.

SUCCESSION PLANNING

The Board’s MD&C Committee actively participates in an ongoing review of our succession plan, including discussion regarding the company’s leadership team with a focus on key positions at the senior officer level. The plan and resulting actions reflect our strong commitment to recruiting and retaining highly qualified executives, and our support for employee development and internal succession opportunities. The plan provides organization alternatives in the event of both planned and unplanned succession needs.

SHAREHOLDER ENGAGEMENT

We believe that strong corporate governance includes consistent engagement with our shareholders. We engage with shareholders on a variety of topics throughout the year to ensure that we are addressing questions and concerns and to seek input on policies and practices. Our management team, including our CEO and Chief Financial Officer (“CFO”), regularly engage in meaningful dialogue with our shareholders through quarterly earnings calls, industry conferences and other channels of communication.

In addition, we conduct an annual outreach to our largest shareholders and have conversations with corporate governance teams regarding executive compensation, corporate governance, performance and other topics of interest to our shareholders. Our most recent outreach effort, completed in early 2019, included 20 of our largest shareholders representing 44% of our outstanding shares. Shareholder feedback is regularly reviewed and considered by the Board and is reflected in adjustments to policies and practices.

CODE OF ETHICS

We have adopted a written Code of Business Conduct and Ethics to ensure our directors, officers, and employees adhere to their ethical and legal responsibilities. Additionally, a Code of Ethics for our CEO, CFO and senior financial officers describes the

2	Financial Institutions, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

conduct expected in the finance area. Current versions of these codes may be viewed on our website at www.fiiwarsaw.com by clicking on “Governance” at the top of the page, then on “Governance Documents.”

If the Board or a Board committee amends the Codes of Conduct and Ethics or grants a waiver under the Codes of Conduct and Ethics for an executive officer or director, we intend to notify shareholders on our website at www.fiiwarsaw.com. We did not grant any waivers during 2018.

DIRECTOR RESIGNATION POLICY

Our Board has adopted a director resignation policy for director nominees who receive a majority of WITHHELD votes. If the election is uncontested (the number of director nominees does not exceed the number of Board seats up for election and proxies are not being solicited by anyone other than us), once the vote has been tabulated and certified and it is established that a director nominee received more WITHHELD votes than FOR votes (with broker non-votes not counted as either), the director must immediately submit his or her resignation to the Board.

The Board’s Nominating and Governance (“NG”) Committee will evaluate what is in the best interests of the company and shareholders and will make a recommendation to the independent directors of the Board. The recommendation may include accepting or rejecting the resignation or taking other appropriate action, which may include addressing the perceived cause of the WITHHELD votes or determining that the director should not stand for renomination in the future. Within 90 days of the annual meeting, the independent directors will determine the action to be taken and a public announcement will be promptly made. Directors do not participate in deliberations or determinations relating to matters in which they have an interest.

DIRECTOR AND EXECUTIVE STOCK OWNERSHIP POLICIES

Stock Ownership Requirements

To demonstrate the strong commitment of our Board and Executive Management Committee (members identified by footnote 1 to Executive Officers listing on page 49) to our performance and sound corporate governance, we have adopted the following share ownership requirements:

Position	Required Ownership
CEO	3x Annual Base Salary
CFO / Chief Banking and Revenue Officer and General Counsel	1.5x Annual Base Salary
Other Members of the Executive Management Committee	1x Annual Base Salary
Non-employee Directors	Shares with a value equal to at least $150,000

Directors and Executive Management Committee members are required to achieve their stock ownership requirement within five years from their election as director or, in the case of an executive, from the date they were named a member of the Executive Management Committee. Those subject to the requirements must retain at least 75% of shares we issued to them until they fulfill the ownership requirements above. Once these individuals achieve the required ownership levels, they must maintain that ownership for as long as they serve as directors or members of the Executive Management Committee.

Pursuant to this policy, directors and Executive Committee Members are deemed the owner of: shares they own outright, shares owned by immediate family members residing in the same household, shares of our stock held in the company stock fund of our 401(k) plan, shares acquired upon stock option exercises, shares held in trust for the benefit of the person and unvested time-based restricted shares or units.

In 2018, all directors met their stock ownership requirement or are within their five-year window to acquire the stock.

2019 Proxy Statement	3

CORPORATE GOVERNANCE AND BOARD MATTERS

Clawback Provision

Our executive incentive compensation plan documents and award agreements incorporate a clawback provision to ensure that incentive compensation is paid based on accurate financial and operating data and the correct calculation of performance against incentive targets. This provision authorizes us to seek recovery of any payment, bonus, retention award, or incentive compensation award that was determined using materially inaccurate criteria. To date, no clawback action has been required.

Derivatives, Pledging and Hedging Policy

Our Insider Trading Policy prohibits all employees and members of our Board of Directors from pledging shares on margin, trading in derivative securities of our common stock, or engaging in the purchase or sale of any other financial instruments (including forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Related Party Transactions Policy provides for the oversight of related party transactions, as defined under Item 404(a) of Regulation S-K. Our Chief Risk Officer is notified when a potential related party transaction is being contemplated. Potential transactions are referred to the Audit Committee of our Board of Directors. The Audit Committee determines whether the transaction is a related party transaction. If the Audit Committee determines that the potential transaction would be a related party transaction, the committee decides whether to approve or decline the proposed transaction. The Audit Committee has not established a written policy regarding the factors it considers in deciding whether to approve a potential related party transaction. Instead, the Audit Committee considers regulatory requirements and all other factors it deems appropriate using its business judgment.

During 2018, neither we nor any of our subsidiaries was party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer or related party had or will have a direct or indirect material interest other than:

●	Compensation arrangements described within this document; and
●	The transactions described below.

During 2018, certain of our directors and executive officers and their respective affiliates were customers of and had loans and/or other transactions with us and/or our subsidiaries. All such loans and other transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time they were made for comparable loans and other transactions with persons not related to us. These loans and other transactions did not involve more than the normal risk of collectability or present other unfavorable features.

All loans to our directors and executive officers are subject to limitations contained in and made in conformity with the Federal Reserve Act and applicable regulations. Presently, we have such loans and expect to have similar loans with our directors, executive officers, substantial shareholders and their affiliates in the future.

BOARD COMPOSITION AND DIRECTOR NOMINEES

Director Independence and Qualifications

Our corporate governance guidelines require that a majority of our directors be independent under the listing standards of the Nasdaq Stock Market (“Nasdaq”). Only one management director, generally the CEO, will be permitted to serve on our Board at any given time. A director will not be considered “independent” unless our Board affirmatively determines that the director meets the applicable requirements of the Securities and Exchange Commission (the “SEC”) and Nasdaq and has no relationship with us that would interfere with the exercise of his or her independent judgment. Our Board has determined that each of our directors, except for President and CEO Martin K. Birmingham, is independent in accordance with the standards set forth by the SEC and Nasdaq.

One of the Board’s most important responsibilities is identifying, evaluating and selecting Board candidates. The Board’s NG Committee is responsible for reviewing the qualifications of potential candidates and making recommendations to the Board regarding candidates for election and to fill vacancies that may occur between annual meetings of shareholders. The committee is also responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of directors.

4	Financial Institutions, Inc.

CORPORATE GOVERNANCE AND BOARD MATTERS

The NG Committee intends to select nominees for director based on character, expertise, sound judgment, ability to make independent analytical inquiries, business experiences, understanding of the company’s business environment, ability to make time commitments to the company, demonstrated teamwork and ability to bring unique and diverse perspectives and understandings to the Board.

The Board is committed to diversity in terms of the individual members, their experiences and areas of expertise. The NG Committee will identify, recommend and recruit candidates for nomination to the Board considering the diversity of Board members’ skills, experiences, age, race, gender and ethnicity. The Board seeks to balance the value that longevity of director service can bring to the company with the value of new ideas, perspectives and insights that come with the addition of new members to the Board.

Board Self-Assessment

The Board is committed to assessing its own performance to identify its strengths as well as areas in which it may improve performance. The self-evaluation process, which is established by Board’s NG Committee, involves the completion of annual written evaluations for each director and the full Board, review and discussion of the results of the evaluations by both the committee and full Board and the consideration of actions to address any issues. In addition, as part of the evaluation process of director, board and committee performance, the Chairman of the Board meets with each director individually.

Shareholder Nominees

The NG Committee will consider nominees for the Board recommended by shareholders. Information regarding this process is provided in our corporate governance guidelines and By-Laws and is further discussed in “Committees of the Board—Nominating and Governance Committee” on page 15.

COMMUNICATION WITH OUR BOARD

Shareholders may communicate with the Board of Directors or any individual director by sending the communication to the attention of our Corporate Secretary at our corporate headquarters at 220 Liberty Street, Warsaw, NY 14569. Any communication received will be forwarded to the Board or individual directors, as appropriate.

2019 Proxy Statement	5

PROPOSAL 1 – ELECTION OF DIRECTORS

PROPOSAL 1. ELECTION OF DIRECTORS

Our By-laws provide for a classified Board of Directors, with directors divided into three classes of approximately equal number. One class is elected at each annual meeting of shareholders for a term expiring at the third successive annual meeting and until their respective successors have been elected and qualified. The Board of Directors is authorized by our By-laws to determine, from time to time, the number of directors that constitute our Board. The Board size is currently set at eleven members but will be reduced to ten members at the call to order of the annual meeting. James H. Wyckoff, PhD, whose term expires in 2019, notified us of his decision to retire as a director and is not standing for re-election at the upcoming 2019 Annual Meeting of Shareholders (the “Annual Meeting”). Accordingly, Dr. Wyckoff’s term as a director will expire at the Annual Meeting. The nominees for director at the Annual Meeting are:

●	Martin K. Birmingham

●	Samuel M. Gullo and

●	Kim E. VanGelder

Each of these individuals has been nominated by the Board of Directors, upon the recommendation of the NG Committee, to stand for election for a term expiring at the company’s annual meeting to be held in 2022 and until his or her respective successor is duly elected and qualified.

The nominees recommended by the Board of Directors have consented to serve as nominees for election to the Board and to serve as members of the Board if elected by the company’s shareholders. As of the date of this proxy statement, the company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Board upon the recommendation of the NG Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees.

The following pages contain a biography of each director nominee and director with information regarding the individual’s service as a director, business experience, director positions and information regarding experiences, qualifications, attributes and skills considered by the NG Committee and the Board.

Ages shown are as of December 31, 2018. No director, director nominee, or executive officer has any family relationship with any director, executive officer or person nominated or chosen by the company to become a director or executive officer.

The Board of Directors unanimously recommends that shareholders elect nominees Martin K. Birmingham, Samuel M. Gullo and Kim E. VanGelder and recommends that you vote “FOR ALL NOMINEES”

6	Financial Institutions, Inc.

PROPOSAL 1 – ELECTION OF DIRECTORS

BUSINESS EXPERIENCE AND QUALIFICATION OF DIRECTORS

DIRECTOR NOMINEES

Martin K. Birmingham

Director Since: 2013 Age: 52	Term Expires: 2019
Qualifications:
President and Chief Executive Officer of the Company and the Bank since March 2013

Prior Business Experience

–	President and Chief of Community Banking of the Bank (2012—2013); Commercial Banking Executive and Rochester Region President (2005—2012)
–	President, CEO and Director of subsidiary, The National Bank of Geneva, 2005
–	President of Rochester Region, Bank of America (2004—2005)
–	Progressive corporate banking roles including Regional President, Fleet Financial Group (1989—2004)

Current Not-for-Profit Boards

–	Federal Reserve Bank of NY Community Depository Institutions Advisory Council
–	New York Bankers Association (Treasurer)
–	AAA of Central and Western New York, Inc. (Past Chair and Past Vice-Chair)
–	Greater Rochester Chamber of Commerce
–	MCC Foundation
–	St. John Fisher College (Former Chairman)
–	University of Rochester Medical Center

Past Not-for-Profit Boards

–	The Strong National Museum of Play; St. Ann’s of Greater Rochester Foundation; United Way of Greater Rochester; American Red Cross; Seneca Park Zoo Society; and YMCA of Greater Rochester

Education

–	St. Lawrence University
–	MBA, Simon Business School at the University of Rochester
–	Honorary Doctorate of Humane Letters, St. John Fisher College

Samuel M. Gullo

Director Since: 2000 Age: 70	Term Expires: 2019 Independent
Qualifications:
Owner and operator of Family Furniture, a retail furniture sales business in Perry, NY, since 1976 Real estate owner and developer for more than 40 years in Wyoming, Genesee and Livingston counties

Prior Business Experience

–	Owner and Chief Executive Officer of American Classic Outfitters (2002—2009)
–	Director of subsidiary Wyoming County Bank until its merger with the Bank in 2005

Current Not-for-Profit Boards

–	Vice Chairman and director of the Wyoming County Business Center

Past Not-for-Profit Boards

–	Current member, past director and past President of the Wyoming County Chamber of Commerce (formerly the Wyoming County Business Development Corporation)
–	Iroquois Trail Council, Boy Scouts of America

Education

–	Niagara University

Bank Industry     Corporate/Strategic Development/M&A     Leadership     Public Board     Risk Oversight

Not-for-Profit Board/Community Development     Public Policy/Government Relations     Technology

2019 Proxy Statement	7

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Kim E. VanGelder

Director Since: 2016 Age: 54	Term Expires: 2019 Independent
Qualifications:
Chief Information Officer (since 2004) and Senior Vice President (since 2014) of Eastman Kodak Company, a global technology company focused on imaging

Prior Business Experience

–

Progressive information technology roles at Kodak since 1984 including leading the group responsible for defining Kodak’s global information technology architecture and standards and building the organization responsible for supporting Kodak’s worldwide SAP implementation; also served as Director of Worldwide Customer Operations from 2011 to 2014

Current Not-for-Profit Boards

–	Rochester Institute of Technology
–	Rochester Area Community Foundation
–	Western New York Society for Information Management

Past Not-for-Profit Boards

–	Former Member of Dean’s Advisory Council for Golisano College of Computing and Information Sciences, Rochester Institute of Technology

Education

–	Rochester Institute of Technology

Bank Industry     Corporate/Strategic Development/M&A     Leadership     Public Board     Risk Oversight

Not-for-Profit Board/Community Development     Public Policy/Government Relations     Technology

8	Financial Institutions, Inc.

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE

Karl V. Anderson, Jr.

Director Since: 2006 Age: 72	Term Expires: 2021 Independent
Qualifications:
Of Counsel at the law firm Snavely, Plaskov and Mullen, PLLC since 2016

Prior Business Experience

–	Has practiced law in Western New York since 1972 and operated a solo law practice from 2002 to 2016
–	Director of National Bank of Geneva and Bath National Bank until their merger with and into the Bank in 2005
–	President and Chief Executive Officer of Bank of Avoca from 1981 to 2002 when it was acquired by the company, and a director from 1980 to 2002

Past Not-for-Profit Boards

–	Ira Davenport Memorial Hospital in Bath, New York (Board President)
–	District Director for Boy Scouts of America

Education

–	University at Buffalo—State University of New York
–	JD, Albany Law School

Donald K. Boswell

Director Since: 2017 Age: 67	Term Expires: 2020 Independent
Qualifications:
President and CEO of the Western New York Public Broadcasting Association (WNED-TV; WBFO-FM) since 1998

Prior Business Experience

–

North Texas Public Broadcasting, Inc., Dallas/Fort Worth/Denton: Executive Vice President and COO (1997); Acting President (1996—1997); Vice President of Marketing and Corporate Development (1986—1996); and Vice President of Development (1982—1986)

–	KCTS-TV, Seattle: Vice President of Development (1981—1982)
–	WVIA-TV/FM, Pittston, Pennsylvania: Corporate Underwriting Specialist and Director of Community Relations/Producer (1977—1981)

Current Private Company Boards

–	New Era Cap Company

Past Other Company Boards

–	HSBC Bank USA, N.A.

Current Not-for-Profit Boards

–	43 x 79 Group
–	AAA of Central and Western New York, Inc.
–	American Friends of the Art Gallery of Ontario (Chair)
–	Buffalo Niagara Convention & Visitors Bureau
–	Chautauqua Institution
–	The John R. Oishei Foundation
–	PBS (Past Vice Chair)

Education

–	Pennsylvania State University; BS and M.Ed.
–	Management Development Certificate, The Wharton School at The University of Pennsylvania
–	Honorary Doctorate of Laws and Letters, Canisius College and D’Youville College

Bank Industry     Corporate/Strategic Development/M&A     Leadership     Public Board     Risk Oversight

Not-for-Profit Board/Community Development     Public Policy/Government Relations     Technology

2019 Proxy Statement	9

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE

Dawn H. Burlew

Director Since: 2017 Age: 54	Term Expires: 2021 Independent
Qualifications:
Director of Business Development at Corning Enterprises, the economic development government affairs division of Corning Incorporated, since 2008

Prior Business Experience

–	Corning Incorporated: Corporate Real Estate Portfolio Manager (2002—2008); Progressive corporate and management roles (1984—2002)
–	Town of Erin Supervisor (2014—2017)

Current Not-for-Profit Boards

–	Bethany Village
–	Chemung County Industrial Development Agency
–	Chemung County Property Development Corp.
–	Corning Area Chamber of Commerce
–	Corning’s Gaffer District
–	Donald Guthrie Foundation
–	Guthrie Corning Hospital (Treasurer)
–	I-86 Steering Committee
–	Incubator Works
–	Project Seneca Steering Committee
–	Southern Tier Economic Growth (“STEG”)
–	Southern Tier Regional Economic Development Council Loan Fund
–	Regional Economic Development and Energy Corporation (“REDEC”) (Chair)
–	Watson Homestead Conference & Retreat Center (Treasurer)

Education

Cazenovia College and Keuka College

Andrew W. Dorn, Jr.

Director Since: 2014 Age: 68	Term Expires: 2020 Independent
Qualifications:
Co-Managing Director and Director of Government and Community Relations of Energy Solutions Consortium, LLC, a private company focused on the development of combined cycle power generation, since 2015

Prior Business Experience

–	Managing member of Moundsville Power LLC (2012—2015)
–	Chairman and Chief Financial Officer of Demand Response Partners, Inc. (2008—2015)
–	President and Chief Investment Officer of Hunterview LLC (2008—2013)
–	Led formation of Great Lakes Bancorp, parent company of Greater Buffalo Savings Bank; President and Chief Executive Officer (1997—2008)
–	Led formation of Jamestown Savings Bank; President and Chief Executive Officer (1994—1997)

Past Public Company Boards

–	Great Lakes Bancorp

Current Not-for-Profit Boards

–	D’Youville College (Former Chairman)
–	Health Foundation for Western & Central New York
–	The Western New York Foundation
–	Willowbank Foundation

Past Not-for-Profit Boards

–

Brooks Memorial Hospital (Vice Chairman); Buffalo Urban League; Chautauqua County Fund for the Arts (Chairman); Northern Chautauqua Chamber of Commerce (President); United Way of Chautauqua County (Vice Chairman); and several additional boards in Erie and Chautauqua counties

Education

–	University at Buffalo—State University of New York
–	MBA, Canisius College

Bank Industry     Corporate/Strategic Development/M&A     Leadership     Public Board     Risk Oversight

Not-for-Profit Board/Community Development     Public Policy/Government Relations     Technology

10	Financial Institutions, Inc.

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE

Robert M. Glaser

Director Since: 2014 Age: 72	Term Expires: 2020 Independent
Qualifications:
Certified Public Accountant and President of Glaser Consulting, LLC, a strategic consulting company, since 2016

Prior Business Experience

–	Retired Chairman of the Board of Freed Maxick CPAs, P.C. (2011—2015)
–	Joined Freed Maxick as a partner in 1981 and served as Chairman and Managing Director (1994—2011)
–	Price Waterhouse (1968—1981)

Former Appointed Positions

–	Chairman of the Erie County Fiscal Stability Authority
–	Independent Judicial Election Qualification Commission for the Eighth Judicial District

Private Company Boards

–	NA Realty Fund I and NA Realty Fund II
–	Noco, Inc.
–	Shanor Electric Supply, Inc. (Vice Chairman)

Past Not-for-Profit Boards

–	Audit Committee for Kaleida Health
–	CPA Associates, Inc.
–	Served on several not-for-profit and cultural boards in Western New York

Education

–	Canisius College

Susan R. Holliday

Director Since: 2002 Age: 63	Term Expires: 2020 Independent
Qualifications:
Chief Executive Officer of Dumbwaiter Design, LLC, a full-service web design and development firm, since 2011

Prior Business Experience

–	President and Publisher of the Rochester Business Journal (1988—2016)

Past Public Company Boards

–	Rochester Gas & Electric Corp

Current Private Company Boards

–	Complemar Partners, Inc.

Past Other Company Boards

–	Key Bank of New York

Current Not-for-Profit Boards

–	Common Ground Health (Vice-Chairman, Regional Consortium on Health Care)
–	Greater Rochester Chamber of Commerce (Past Chair)
–	Health Care Trustees of New York State (Secretary/Treasurer)
–	Rochester Institute of Technology (Vice Chair)
–	University of Rochester Medical Center (Past Chair)

Past Not-for-Profit Boards

–	Rochester Museum & Science Center (Chair)
–	United Way of Greater Rochester (Vice Chair)
–	Served on several additional community and not-for-profit boards

Education

–	Cornell University
–	MBA, Rochester Institute of Technology

Bank Industry     Corporate/Strategic Development/M&A     Leadership     Public Board     Risk Oversight

Not-for-Profit Board/Community Development     Public Policy/Government Relations     Technology

2019 Proxy Statement	11

PROPOSAL 1 – ELECTION OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE	RETIRING DIRECTOR

Robert N. Latella

Director Since: 2005 Age: 76	Term Expires: 2021 Independent
Qualifications:

Chairman of the Board of the Company since 2014

Of Counsel at the law firm Barclay Damon, LLP since 2009, and Chief Operating Officer of Integrated Nano-Technologies, LLC, a research and development organization, since 2009

Prior Business Experience

–	Vice Chairman of the Board of the Company (2012—2014)
–	Partner of Barclay Damon, LLP (2004 to 2009)
–	Chief Operating Officer of the Genesee Corporation
–	Chief Financial Officer of The Case Hoyt Corporation
–	Managing Partner of Harter Secrest & Emery LLP

Past Public Company Boards

–	Genesee Corporation

Current Not-for-Profit Boards

–	University of Rochester Medical Center (Former Chair)
–	Highland Hospital of Rochester (Senior Member of Board and Former Chair)
–	Highland Community Development Corporation
–	Highland Living Center
–	The Highlands at Brighton

Past Not-for-Profit Boards

–	Former Trustee and Chair of Monroe Community College
–	Monroe Community College Foundation, Inc.
–	Served on several additional community and not-for-profit boards

Education

–	Fordham College
–	LLB, Vanderbilt University School of Law
–	LLM, New York University School of Law

James H. Wyckoff, PhD

Director Since: 1985 Age: 67	Term Expires: 2019 Independent
Qualifications:
University of Virginia Curry Memorial Professor of Education and Policy since 2011 and Director of the Center for Education Policy and Workforce Competitiveness since 2010

Additional Current Academic Roles

–	University of Virginia, Professor at the Curry School of Education and the Frank Batten School of Leadership and Public Policy since 2008

Prior Academic Experience

–	Served on the faculty of the University at Albany—State University of New York, progressing from Assistant Professor to Professor (1986—2007)
–	Served as Chair of the Department of Public Administration and Policy and as Acting Dean of the Graduate School of Public Affairs at the University of Albany

Past Academic Service

–	President of the Association for Education Finance and Policy
–	Policy Council for the Association of Public Policy Analysis and Management
–	Four National Research Council panels

Education

–	Denison University
–	PhD, University of North Carolina

Bank Industry     Corporate/Strategic Development/M&A     Leadership     Public Board     Risk Oversight

Not-for-Profit Board/Community Development     Public Policy/Government Relations     Technology

12	Financial Institutions, Inc.

PROPOSAL 1 – ELECTION OF DIRECTORS

BOARD COMPOSITION

DIVERSITY OF SKILLS AND EXPERIENCES REPRESENTED ON OUR BOARD

The Board believes that its director nominees bring the following skills, experience and expertise, among others, to the Board as a result of their business experience:

✓ Accounting & preparation of financial statements

✓ Active involvement in educational, charitable and community organizations in the communities we serve

✓ Business ethics

✓ Complex regulated industries

✓ Compliance

✓ Corporate governance

✓ Credit evaluation

✓ Demonstrated management ability

✓ Extensive experience in the public, private or not-for-profit sectors

✓ Financial industry

✓ Government, public policy & regulatory affairs

✓ Human capital management

✓ Knowledge of growth markets

✓ Leadership and expertise in their respective fields

✓ Operations

✓ Reputational considerations

✓ Risk management

✓ Strategic thinking

✓ Technology and cyber security

BOARD MEETINGS AND COMMITTEES

The Board meets on a regularly scheduled basis throughout the year to review significant developments and act on matters that require Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. During 2018, our Board of Directors met 12 times. All directors attended more than 75% of the Board meetings and the meetings of committees on which they serve.

The Board has established the following five standing committees: Audit, Executive, Management Development & Compensation, Nominating and Governance and Risk Oversight. All committees are comprised of independent directors. Committees function under written charters that outline their respective authority, membership, meetings, duties and responsibilities. Committee charters are available on our website at www.fiiwarsaw.com by clicking on “Governance” at the top of the page, then on “Governance Documents.”

2019 Proxy Statement	13

PROPOSAL 1 – ELECTION OF DIRECTORS

The current composition of each committee of the Board and the number of meetings each committee held in 2018 are provided below.

Director	Audit Committee	Executive Committee	Management Development & Compensation Committee	Nominating and Governance Committee	Risk Oversight Committee
Karl V. Anderson, Jr.	✓	✓			Chair
Donald K. Boswell	✓			✓
Dawn H. Burlew			✓		✓
Andrew W. Dorn, Jr.		✓	Chair		✓
Robert M. Glaser	Chair	✓
Samuel M. Gullo	✓		✓
Susan R. Holliday		✓	✓	Chair
Robert N. Latella, Chairman of the Board		Chair
Kim E. VanGelder				✓	✓
James H. Wyckoff, PhD			✓	✓
2018 Meetings	10	4	11	4	5

COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee monitors our financial reporting process and system of internal controls. Its duties include:

●	reviewing and assessing the performance of the internal audit department and our external independent auditors;

●	engaging, evaluating, replacing, compensating and overseeing our independent auditors;

●	reviewing all reports of the independent auditors and responses to such reports;

●	approving the services to be performed by the independent auditors and pre-approving all audit and non-audit services and fees;

●	evaluating the independence of the independent auditor;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters;

●	establishing procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

●	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements, including our disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of reports on Forms 10-K or 10-Q with the SEC; and

●	reviewing and approving related persons transactions.

The Audit Committee is required to meet at least four times annually. In carrying out its responsibilities, the Committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors and approves the associated fees and terms of engagement. The Board has affirmatively determined that all audit committee members are independent as defined by SEC rules and Nasdaq listing standards applicable to audit committees.

Mr. Glaser is an “audit committee financial expert” within the meaning of SEC regulations.

14	Financial Institutions, Inc.

PROPOSAL 1 – ELECTION OF DIRECTORS

Executive Committee

The Executive Committee is charged with assisting the Board of Directors with strategic planning matters for the company and its subsidiaries. Its duties include:

●	assisting the Board in its oversight responsibility for strategic planning, merger and acquisition, branching and other business expansion proposals;

●	acting on behalf of the Board on resolutions involving routine operational matters and other matters delegated to the Committee by the Board, subject to the limitations set forth in the company’s By-laws; and

●	acting on behalf of the Board to implement emergency CEO and Named Executive Officer succession plan(s) developed by the Management & Development Compensation Committee.

Management Development & Compensation Committee

The Management Development & Compensation (“MD&C”) Committee is responsible for:

●	determining executive compensation as further described in the Compensation Discussion and Analysis section of this proxy statement;

●	reviewing and making recommendations to the full Board regarding compensation of directors;

●	reviewing the risks arising from our compensation policies and programs; and

●	overseeing the creation of development plans and succession plans for our CEO and other executive officers.

The MD&C Committee is required to meet at least three times annually. In carrying out its responsibilities, the committee seeks, in its sole discretion and authority, appropriate third-party counsel and advisors and approves the associated fees and terms of engagement. The Board has affirmatively determined that all MD&C committee members are independent as defined by Nasdaq listing standards applicable to compensation committees.

Nominating and Governance Committee

The Nominating and Governance (“NG”) Committee is charged with assisting the Board of Directors in governance matters for the company and its subsidiaries, including:

●	identifying qualified individuals to become directors;

●	recommending qualified director nominees for election at the annual meeting of shareholders;

●	determining membership on Board committees;

●	recommending and monitoring the Corporate Governance Guidelines;

●	developing and administering orientation and development programs for directors; and

●	addressing corporate governance issues.

The NG Committee considers recommendations for director candidates made by shareholders. Such recommendations should be sent to the attention of our Corporate Secretary at our corporate headquarters. The NG Committee evaluates all director candidates on the same basis, provided that current directors may be evaluated primarily based on their record of performance as a director of the company. All nominees should possess personal and professional integrity, good business judgment, and experience and skills that will enable them, in conjunction with current Board members, to effectively serve the long-term interest of the company and its shareholders.

The NG Committee considers whether the candidate is “independent” under applicable SEC rules and Nasdaq listing standards and whether the candidate fits the Board’s current needs for diversity, geographic connections to the company’s market region and professional expertise in its process of evaluating director candidates. The NG Committee investigates and interviews director candidates as it deems necessary to make a fair evaluation. If a majority of the NG Committee determines a candidate is qualified, the Committee may propose the candidate to the Board as a nominee for election, to fill a vacancy, or to be held in reserve in a prospective director pool. Our Corporate Governance Guidelines task the Committee with composing a Board of Directors that reflects diverse experience, gender, race, personal qualities and accomplishments. The Committee implements this policy through discussions and deliberations among committee members and assesses its effectiveness annually as part of its self-evaluation process.

2019 Proxy Statement	15

PROPOSAL 1 – ELECTION OF DIRECTORS

The NG Committee believes the years of service provided by our continuing directors have given them extensive knowledge of our business and the banking industry. The Committee engages in a thorough vetting process of director nominees and an annual evaluation of each of our directors. This process helps provide for a Board that is engaged and continually refreshed. The Committee has discussed implementing age and term limits for members of our Board of Directors and determined that such limits are not currently needed.

Risk Oversight Committee

The Risk Oversight Committee is responsible for monitoring and overseeing risks at an enterprise level. Its duties include:

●	assessing the performance of the company’s risk management leadership, programs, policies and assessments;

●	overseeing and monitoring risk tolerances relative to our approved business and financial plans, including credit, capital, liquidity and funding, operational, compliance and legal risks, among others; and

●	ensuring compliance with federal and state laws and regulations, including the New York State Department of Financial Services cybersecurity regulations through the Company’s cybersecurity risk management program.

The Risk Oversight Committee assists the Board in its oversight of our risk appetite statement, including risk tolerance levels and limits consistent with our strategic objectives, reviewing our enterprise risk management framework and processes, including those policies, procedures and practices employed to identify, measure, monitor and control our risk profile.

In performance of its oversight functions, the committee meets at least quarterly with our risk management leaders. At these meetings, the Risk Oversight Committee receives quarterly updates from management on our cybersecurity risk profile and cybersecurity program initiatives.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties, the skill levels required, and the competitive market for director compensation.

During 2018, directors were eligible to receive annual cash retainers for serving on our Board of Directors and the board of directors of the Bank, our wholly-owned subsidiary. Directors may elect to receive any portion of their annual retainer in an equivalent grant of shares of our common stock. We also reimburse directors, other than the chairman, for reasonable travel expenses to attend meetings.

The following chart sets forth the amount we pay non-employee directors for their service on the Board and the board of directors of the Bank, including the leadership roles noted below:

	Company	Five Star Bank
Annual Retainer Fees:
Chair	$70,000	$35,000
Chair of the Audit and Executive Committees	40,000	20,000
Chair of Committees except Audit and Executive	37,000	18,000
Other Directors	33,500	16,500

Non-employee members of the Board also received a grant of restricted shares with a value of $25,000 on June 20, 2018, the date of the 2018 annual meeting of shareholders. The number of shares issued was based upon the closing price of the company’s common stock on the date of the grant.

Fifty percent (50%) of the shares vest immediately upon the date of the grant, and if the director remains in continuous service as our director, the remaining fifty percent (50%) of the shares vest on the day prior to our next annual meeting of shareholders. Subject to the terms of individual award agreements, if a director ceases to serve as our director prior to the shares vesting, the shares will be immediately forfeited. The 2018 restricted share awards do not entitle directors to receive any dividends paid with respect to unvested shares of restricted stock.

Directors who have not met their individual share ownership requirements are required to elect to receive at least 50% of their annual retainer in an equivalent grant of shares of common stock. For additional information regarding our stock ownership requirements for Directors, please see the discussion under “Stock Ownership Requirements” on page 3.

16	Financial Institutions, Inc.

PROPOSAL 1 – ELECTION OF DIRECTORS

Compensation paid to directors in 2018 for service on the Boards of both the company and the Bank is summarized below.

Director Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation(4) ($)	Total ($)
Karl V. Anderson, Jr.	55,000	24,984	—	79,984
Donald K. Boswell	50,000	24,984	—	74,984
Dawn H. Burlew	50,000	24,984	—	74,984
Andrew W. Dorn, Jr.	55,000	24,984	—	79,984
Robert M. Glaser	60,000	24,984	—	84,984
Samuel M. Gullo	50,000	24,984	—	74,984
Susan R. Holliday	55,000	24,984	—	79,984
Robert N. Latella	105,000	24,984	9,000	138,984
Kim E. VanGelder	50,000	24,984	—	74,984
James H. Wyckoff	50,000	24,984	—	74,984

(1)

Annual retainer, including the portion elected to be paid in shares of common stock in lieu of cash. The number of shares of stock received by each director in lieu of cash during 2018: Mr. Boswell—859 shares, Ms. Burlew—859 shares, Mr. Dorn—1,892 shares, Mr. Glaser—1,032 shares, and Ms. VanGelder—1,721 shares.

(2)	Aggregate grant date fair value, calculated in accordance with FASB ASC 718, of 737 shares of restricted stock granted under the 2015 Long-Term Incentive Plan to each director.

(3)	Each director held 368 shares of unvested restricted stock awards as of December 31, 2018. No director held any stock options as of December 31, 2018.

(4)	Car allowance of $750 per month for service as Chairman of the Board during 2018.

ANNUAL MEETING ATTENDANCE

Directors are expected to attend the Annual Meeting absent extenuating circumstances. All directors attended last year’s annual meeting except one director who was absent due to an unexpected travel delay.

2019 Proxy Statement	17

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 2. ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We believe that our compensation programs are designed to align the interests of our executive officers with those of our shareholders. Our compensation philosophy is to provide market-competitive programs that ensure we attract and retain high-performing talent and properly incentivize executives to continually improve company performance and increase shareholder value over time. We are providing our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives you as a shareholder the opportunity to endorse the compensation for our named executive officers. We encourage you to review the tables and our narrative discussion included in this proxy statement.

At the 2018 annual meeting, shareholders approved an advisory resolution to vote annually to approve, on an advisory basis, the compensation of our named executive officers. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation, as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), every year until the next vote on the frequency of shareholder votes on executive compensation, which will occur at the 2024 annual meeting.

Our executive officers, including our named executive officers, as identified in “Executive Compensation—Compensation Discussion and Analysis” (“NEOs”), are critical to our success. We design our executive compensation program to drive performance relative to our short-term operational objectives and long-term strategic goals; align our executives’ interests with those of our shareholders by placing a substantial portion of total compensation at risk; and attract and retain highly-qualified executives.

This vote is not intended to address any specific item of compensation, but the overall compensation of our NEOs and the philosophy, program elements and process described in this proxy statement. Accordingly, we recommend that you vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that on an advisory basis, the 2018 compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related disclosures in this proxy statement for its 2019 Annual Meeting of Shareholders is hereby approved.”

This Say on Pay vote is advisory and therefore will not be binding on the company, the MD&C Committee or our Board of Directors. However, our Board of Directors and our MD&C Committee value the opinions of our shareholders. To the extent there is any significant vote against the NEOs’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends that shareholders approve the Say on Pay resolution and, accordingly, recommends that you vote “FOR” this proposal.

18	Financial Institutions, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis, which we refer to as the CD&A, provides a description of the material elements of our compensation programs as well as perspective and context for the 2018 compensation decisions for our executive officers named in the Summary Compensation Table and referred to in this CD&A and in the subsequent tables as our named executive officers (“NEOs”). These NEOs are:

Name	Title
Martin K. Birmingham	President and Chief Executive Officer
William L. Kreienberg	Executive Vice President, Chief Banking and Revenue Officer and General Counsel
Kevin B. Klotzbach(1)	Executive Vice President, Chief Financial Officer and Treasurer
Michael D. Burneal(2)	Former Senior Vice President, Senior Organizational Advisor and Facilities Manager
Joseph L. Dugan	Senior Vice President, Chief Experience and Go To Market Officer

(1)

Mr. Klotzbach retired from his position as Executive Vice President, Chief Financial Officer and Treasurer effective March 31, 2019 and was elected to the position of Executive Vice President, Senior Financial Advisor, effective April 1, 2019.

(2)	Mr. Burneal resigned from his position as Senior Vice President, Senior Organizational Advisor and Facilities Manager effective December 31, 2018.

The CD&A is organized into the following sections:

1.	Executive Summary

2.	Compensation Philosophy and Best Practices

3.	Program Elements and Pay Decisions

4.	Compensation Process

5.	Other Factors Affecting Executive Compensation

EXECUTIVE SUMMARY

Our executive compensation programs are designed to align the interests of our executive officers with those of our shareholders. Our compensation philosophy is to provide market-competitive programs that ensure we attract and retain high-performing talent and properly incentivize our executives to continually improve company performance and increase shareholder value over time. Our executive compensation programs are directly linked to the achievement of short and long-term business results. The MD&C Committee reviews executive compensation program components, targets and payouts on an annual basis to ensure the strength of our pay-for-performance alignment.

2018 Business Performance Highlights

We delivered strong results in 2018, fueled by significant investments made in systems, people and platforms over the past five years to support our associates, customers and communities. In 2018, we generated net income of $39.5 million, the highest in our history.

Other highlights of the year:

●	Diluted earnings per share (“EPS”) of $2.39 was $0.26, or 12.2%, higher than 2017

●	Net interest income of $122.9 million was $10.2 million, or 9.1%, higher than 2017

2019 Proxy Statement	19

COMPENSATION DISCUSSION AND ANALYSIS

●	Interest-earning assets, loans and deposits reached record-high year-end levels:

Total interest-earning assets increased $248.5 million to $4.03 billion	7%

Total loans increased $351.6 million to $3.09 billion	13%

Total deposits increased $156.7 million to $3.37 billion	5%

●	Return on average assets was 0.95% as compared to 0.86% in 2017

●	Net charge-offs to average loans were 0.33% as compared to 0.38% in 2017

●	Dividends of $0.96 per common share were declared in 2018, an increase of 12.9% from 2017, consistent with our commitment to total shareholder return
●	The company continued to execute its strategy to diversify revenue with the second quarter acquisition of HNP Capital, LLC, a Rochester-based investment advisory firm

2018 Executive Compensation Objectives and Practices

Our compensation programs are designed to drive our long-term success and create value for our shareholders. Our programs accomplish this by:

1.

Operating in a pay-for-performance environment by tying a significant portion of compensation to the achievement of performance goals that align to our annual business plan, long-term strategic plan and ongoing shareholder value creation.

2.	Designing programs that enable us to attract, retain and motivate high-performing executive talent.

3.	Adhering to best practices in program design, governance and risk management.

Our executive compensation program design consists of the elements below at target:

20	Financial Institutions, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Component	Purpose and Objectives	Key Features and Performance Metrics
Base Salary (Cash)	● Salaries provide market-competitive fixed pay to reflect job responsibilities	● Annual adjustments based on achievement of individual performance goals, competitive considerations and changes in scope/responsibilities
Annual Incentive Plan (Cash)	● Aligns compensation with achievement of performance metrics relative to annual business plan objectives

●  Gateway criteria for award payout:

•  Meet or exceed target CAMELS rating

•  Executive must be employed on date of payment

•  Minimum performance evaluation rating in NEO’s annual review of satisfactory or better

●  Performance metrics for 2018:

•  EPS (40%)

•  Total Loan Growth (20%)

•  Core Deposit Growth (20%)

•  Net Charge-offs (20%)

●  25%—50% of NEO awards can be adjusted up or down based on individual performance

Long-Term Equity Incentive Plan—Time Vested Restricted Stock Units	● Promotes retention of talent ● Provides alignment with long-term shareholder value creation

●  Time-vested restricted stock unit (“RSU”) awards vest three years from the date of grant based on continued satisfactory employment

●  Executive must be employed on the date of vesting

●  50% of Long-Term Equity Incentive at target

Long-Term Equity Incentive Plan—Performance-Based Restricted Stock Units	● Aligns executive performance with shareholder value creation through appreciation in stock price over time

●  Performance-based restricted stock unit (“PSU”) awards based on the company’s three-year TSR relative to the S&P Market Intelligence Small Cap U.S. Bank & Thrift Index

●  Gateway criteria for award payout:

•  Meet or exceed target CAMELS rating

•  Positive absolute TSR for the measurement period

•  Executive must be employed on date of vesting

●  100% of award is subject to forfeiture if relative TSR performance is below the 30th percentile of the index

●  50% of Long-Term Equity Incentive at target

2019 Proxy Statement	21

COMPENSATION DISCUSSION AND ANALYSIS

2018 Results of Performance Based Compensation

Annual Incentive Plan: Our NEOs earned awards of 31%—52% of base salary under the Annual Incentive Plan based on the four measures of EPS, total loan growth, core deposit growth, and net charge-offs/average loans. Our target and actual performance levels on these four measures are shown below:

(1)	EPS equals net income available to common shareholders divided by weighted average diluted shares outstanding.

(2)	Total loan growth equals growth in gross loans excluding loans held for sale, including deferred costs (fees) and prior to reductions for allowance for loan losses.

(3)	Core Deposit Growth equals growth in non-public deposits less Certificates of Deposit greater than $250 thousand.

(4)	Net Charge-Offs/Average Loans equals net charge-offs divided by average loans. A lower percentage indicates better performance.

22	Financial Institutions, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Plan: Our 3-year total shareholder return relative to our peers (“rTSR”) measured as of December 31, 2018 fell below the minimum 40th percentile threshold required for payout under our 2015 Long-Term Incentive Plan. For the 2016 equity grants, relative performance to peers was measured using the SNL Small Cap U.S. Bank & Thrift Index. As a result, all of the rTSR-based PSUs granted in 2016 were forfeited.

3-Year Total Shareholder Return

In February 2016, PSUs were also granted to our NEOs that were subject to a one-year EPS performance goal. These PSUs were earned at the maximum level based on 2016 EPS results. The PSUs earned based on 2016 EPS performance remained subject to a three-year time vesting and continued employment and fully vested in February 2019.

COMPENSATION PHILOSOPHY AND BEST PRACTICES

Compensation Philosophy

We believe that executive compensation should be directly linked to continuous improvements in corporate performance while remaining competitive relative to the compensation levels and practices of our peers. Our compensation philosophy describes the framework for our decision-making and, we believe, includes best practice compensation features preferred by our shareholders. Each year, the MD&C Committee reviews our executive compensation philosophy and practices to ensure that our programs are effective, competitive and reflective of the interests of shareholders.

To achieve our executive compensation philosophy, we intend our programs to:

●	Drive performance relative to our clearly-defined goals, balancing short-term operational objectives with long-term strategic goals;

●	Align our executives’ long-term interests with those of our shareholders by placing a substantial portion of total compensation at risk, contingent on our performance and the executive’s continued employment;

●	Ensure that compensation programs vary compensation both up and down in relationship to changes in our performance and the executive’s individual performance;

●	Align our executives’ compensation with our stock price performance over time;

●	Attract and retain highly-qualified executives needed to achieve our financial goals and maintain a stable executive management group;

●	Limit financial risk under compensation plans through risk-balanced plan design including clawback provisions; and

●	Use data and independent expertise to ensure compensation practices are market competitive.

2019 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS

Best Practices:

The MD&C Committee has continued to utilize sound governance and risk management practices that align with our compensation philosophy:

What we do	What we don’t do
We include clawback provisions in compensation plans	We prohibit pledging or trading on margin of our stock by our NEOs
We incorporate pay-for-performance by aligning a substantial portion of NEO compensation to the achievement of short and long-term business objectives	We prohibit hedging
We include aggressive gateway requirements for performance-based payment under incentive plans, including: ● Minimum CAMELS ratings ● Individual performance ratings	We do not gross-up payments to offset tax obligations
We use an external, independent compensation consultant	We do not pay dividends or dividend equivalents on unvested awards
We consider risks and adjust controls as appropriate when making pay decisions
We require robust stock ownership levels for NEOs
We include a “double trigger” provision for accelerated vesting of grants in the event of a change in control

Our executive stock ownership policies regarding stock ownership requirements, clawback provisions and derivatives, pledging and hedging are described on page 3.

PROGRAM ELEMENTS AND PAY DECISIONS

Base Salary

The MD&C Committee reviews the base salaries of our NEOs annually and whenever there is a change in an NEO role. In considering base salary adjustments for 2018, the MD&C Committee reviewed the individual performance of our NEOs and considered competitive market data to understand the relationship of our NEO compensation package to those of similarly-positioned executives in the market, as described in our compensation philosophy. Mr. Birmingham, Mr. Klotzbach, Mr. Burneal and Mr. Dugan received market adjustments in 2018 to ensure their compensation remained within the competitive range indicated in the competitive market assessment. Mr. Kreienberg’s salary was increased to reflect the expanded scope of his responsibilities.

Effective January 1, 2018, the MD&C Committee approved the following base salary adjustments:

Name	12/31/2017 Salary	1/1/2018 Salary	% Change
Martin K. Birmingham	$530,000	$560,000	5.7%
William L. Kreienberg	$315,000	$349,650	11.0%
Kevin B. Klotzbach	$300,000	$310,000	3.3%
Michael D. Burneal	$220,000	$237,000	7.7%
Joseph L. Dugan	$225,500	$241,000	6.9%

Annual Cash Incentive Plan

Our annual cash incentive plan is a performance-based cash plan designed to reward eligible employees, including our NEOs, for the achievement of corporate financial goals and demonstrated successful individual performance. The primary objective of the plan is to provide our NEOs with a direct link between their compensation and their attainment of pre-established

24	Financial Institutions, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

annual performance goals. We believe that the performance measures for rewards under the plan contribute to the company attaining and surpassing its annual business plan and achieving long-term strategic goals.

Incentive Opportunity

We set target incentive opportunities based on a percentage of base salary that reflects a market-level target compensation opportunity for each NEO. The threshold and maximum percentages reflect both the MD&C Committee’s review of market practices and judgment of the level of award opportunity appropriate for the performance goals established. The differences in opportunity also reflects each NEO’s relative influence on achieving performance goals based on their position. The actual amount of an award is based on the level of business results and individual performance attained and is referred to below as the Award Percentage Achievement.

Name	Award as a Percent of Salary (Interpolated between performance levels)
	Threshold	Target	Maximum
Martin K. Birmingham	12.5%	50%	75%
William L. Kreienberg	10%	40%	60%
Kevin B. Klotzbach	10%	40%	60%
Michael D. Burneal	7.5%	30%	45%
Joseph L. Dugan	7.5%	30%	45%

Gateway Performance Criteria

Our annual cash incentive plan requires that the following gateway performance criteria be achieved in order for executives to receive payment of an award under the plan:

1.	The company must achieve a CAMELS rating that equals or exceeds the target CAMELS rating determined by the MD&C Committee at the beginning of the year. The CAMELS rating, which is assigned by the Uniform Financial Institutions Rating System, is based on performance in six areas: adequacy of capital, quality of assets, capability of management, quality and level of earnings, adequacy of liquidity, and sensitivity to market risk. We are prohibited by applicable banking regulations from publicly disclosing our CAMELS rating.

2.	With appropriate discretion in the case of separation or retirement, executives must be employed at the time of payment.

3.	An executive must receive a minimum individual performance evaluation rating of satisfactory or better to be eligible for any payout.

These criteria were met for 2018 for each of our NEOs.

Company Performance Goals and Results

Performance in the annual cash incentive plan for 2018 was measured based on four metrics that were chosen to reward our NEOs for generating profits for shareholders, growing outstanding balances for both total loans and core deposits, and maintaining strong credit quality: EPS, total loan growth, core deposit growth, and net charge-offs (“NCO”). We set the goals for each performance measure based on our performance expectations in the long-term strategic plan and the 2018 operating plan that our Board of Directors approved in early 2018. Achievement of each performance measure is weighted to calculate the overall performance measurement relative to the target. We established weighting, threshold, target and maximum levels for each performance measure after analyzing the performance required and the potential shareholder value created at each award level.

2019 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS

2018 company performance goals and results:

Performance Measure	Weighting of Performance Measure	2018 Performance Goals			2018 Actual Results
		Threshold	Target	Maximum
EPS	40%	$2.20	$2.39	$2.58	$2.39
Total Loan Growth	20%	8.00%	9.54%	12.00%	12.85%
Core Deposit Growth	20%	3%	6%	9%	4.16%
NCO	20%	0.54%	0.39%	0.24%	0.33%

Individual Performance Goals and Results

The Individual Performance Adjustment reflects the level of achievement for our NEOs against annual individual performance goals. Individual performance for all employees, including our NEOs, is assessed using an annual performance management process. Goals are established at the beginning of the year and performance is assessed against these goals at the end of the year. Performance goals align our annual business plans and long-term strategic plans, and include metrics focused on financial and operating results, business development, governance and risk management, people and organizational development and customer experience. At the end of the year, employee performance is assessed against these goals and a performance rating is assigned. For 2018, all of our NEOs met or exceeded expectations relative to their individual performance goals.

2018 performance highlights for our NEOs include:

●	Mr. Birmingham’s 2018 performance goals aligned with enhancing shareholder value and were based on business performance, business growth and organizational development. He facilitated and executed on mutually available strategic opportunities including the acquisition of HNP Capital, focused on building an effective strategic leadership team including implementation of planned succession for the CFO and CHRO and increased community involvement and visibility for the company, while promoting strong regulatory relationships.

●	Mr. Kreienberg oversaw growth in our commercial lending activities, led the continued development of our SDN insurance subsidiary and managed the company’s response to a number of key legal activities.

●	Mr. Klotzbach directed the management of our finances, capital planning and the ongoing oversight of expense management.

●	Mr. Burneal managed the continued implementation of our Information Technology strategy and led and supported cross-functional responses from a regulatory and compliance standpoint.

●	Mr. Dugan administered the ongoing transformation of our branch system, developed a branch distribution strategy and continued efforts to implement our strategic re-branding effort.

Calculation of Awards—Company and Individual Performance

The payout of the award is based on two weighted components: company performance and individual performance. The 2018 weightings were:

Name	Company Performance Weighting	Individual Performance Weighting
Martin K. Birmingham	75%	25%
William L. Kreienberg	60%	40%
Kevin B. Klotzbach	75%	25%
Michael D. Burneal	75%	25%
Joseph L. Dugan	50%	50%

Company Performance Component = Base Salary x Company Performance Weighting x Award Percentage Achievement

26	Financial Institutions, Inc.

The individual component incorporates the NEO’s individual performance into the annual cash incentive plan based on the NEO’s individual performance against quantitative and qualitative goals established and approved by the MD&C Committee at the start of the year. We measure individual job performance for our NEOs through an annual goal-setting process that aligns individual goals with our annual strategic plan and our long-term strategic plan. We assess job performance against these goals after the completion of the year.

Individual Performance Component = Base Salary x Individual Performance Weighting x Individual Performance Adjustment x Award Percentage Achievement

Awards for 2018 Performance

The company performance goal achievement was above target for total loan growth and net charge-offs, at target for EPS, and between threshold and target for core deposit growth, resulting in an award percentage achievement equal to 5% above the target award. The MD&C Committee set each individual performance adjustment based on individual performance as discussed above.

2018 cash incentive plan awards are summarized below:

Name	Company Component			Individual Component
	Weighting	Award Percentage Achievement	Company Component Total	Weighting	Individual Performance Adjustment	Award Percentage Achievement	Individual Component Total	2018 Cash Incentive Plan Award
Martin K. Birmingham	75%	52.40%	$220,080	25%	125%	52.40%	$91,700	$311,780
William L. Kreienberg	60%	41.92%	$87,944	40%	115%	41.92%	$67,424	$155,368
Kevin B. Klotzbach	75%	41.92%	$97,464	25%	100%	41.92%	$32,488	$129,952
Michael D. Burneal(1)	75%	31.44%	$55,885	25%	100%	31.44%	$18,628	$74,513
Joseph L. Dugan	50%	31.44%	$37,885	50%	115%	31.44%	$43,568	$81,453

(1)	The MD&C Committee approved the payment of Mr. Burneal’s 2018 Annual Incentive Plan award in connection with his negotiated separation agreement effective December 31, 2018.

Long-Term Equity-Based Incentive Plan

We annually review and approve our long-term equity plan design. For 2018, RSUs and PSUs were granted to each of our NEOs under our 2015 Long-Term Incentive Plan. The use of rTSR is intended to focus our NEOs on long-term shareholder return, while the three-year continued service-based vesting requirement for both the RSUs and PSUs encourages retention of our NEOs. No stock options were granted in 2018.

Structure of Awards

●	Awards are granted in the form of time-based RSUs and performance-based PSUs. An RSU and PSU is a grant valued in terms of company stock, but company stock is not issued at the time of the grant. As a result, there are no dividends paid on the RSUs and PSUs, and the RSUs and PSUs do not have voting rights equivalent to shares of our common stock. Upon vesting, the RSUs and PSUs are settled in shares of our common stock.
●	All PSUs are subject to the gateway performance requirements described below.

●	PSUs granted are earned based on a three-year rTSR measure, on a percentile basis, as compared to the S&P Market Intelligence Small Cap U.S. Bank and Thrift Index. The PSUs earned based on rTSR performance, if any, will vest on the third anniversary of the grant date, assuming the NEO’s continuous service to the company. Performance levels required for vesting are reflected in the chart below.

Performance Measures & Measurement Period(1)	2018 Performance Goals
	Threshold	Target	Maximum
3-Year Relative TSR(2) (01/01/2018 – 12/31/2020)	30th Percentile	50th Percentile	80th Percentile

(1)	PSUs are granted at the target level and results are interpolated for performance between Threshold and Target and between Target and Maximum.

(2)	If our absolute TSR is less than 0% for the performance period and our performance relative to the peer group is greater than the 50th percentile, the number of shares earned will not exceed Target.

2019 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

●	RSUs vest subject to continuous employment through the third anniversary of the grant date.

●	For NEOs, the grant date value of the RSUs and PSUs is based on a percentage of base salary as shown below.

The structure of the 2018 awards were as follows:

Name	2018 Grant Date Value of RSUs as a % of Base Salary
	Time-Based RSUs	Performance-Based RSUs(1)
		Threshold	Target	Maximum
Martin K. Birmingham	25%	12.5%	25%	37.5%
William L. Kreienberg	20%	10%	20%	30%
Kevin B. Klotzbach	17.5%	8.75%	17.5%	26.25%
Messrs. Burneal(2) and Dugan	12.5%	6.25%	12.5%	18.75%

The RSUs and PSUs granted on February 27, 2018 were as follows:

Name	Time-Based RSUs	Performance-Based RSUs(1)
		Threshold	Target	Maximum
Martin K. Birmingham	4,516	1,129	4,516	6,774
William L. Kreienberg	2,258	564	2,258	3,387
Kevin B. Klotzbach	1,750	437	1,750	2,625
Michael D. Burneal(2)	955	238	955	1,432
Joseph L. Dugan	971	243	972	1,458

(1)

Performance for the PSUs will be determined after the end of the performance period on 12/31/2020. PSUs are granted at the Target level and results are interpolated for performance between Threshold and Target and between Target and Maximum. If our absolute TSR is less than 0% for the performance period and our performance relative to the peer group is greater than the 50th percentile, the number of shares earned will not exceed Target.

(2)	Mr. Burneal forfeited all RSUs and PSUs granted in 2016, 2017 and 2018 upon his separation of employment effective December 31, 2018.

More information on the status of existing equity grants is included in the Outstanding Equity Awards at December 31, 2018 table on page 39.

Additional Elements of Compensation

401(k) Retirement Savings Plan

We maintain a 401(k) Retirement Savings Plan, which we refer to as the 401(k) Plan, which is available to all eligible employees including our NEOs. Participants may elect up to 25% of their account balance to be invested in our common stock under the 401(k) Plan. In addition, the

401(k) Plan provides for catch-up contributions for eligible employees. All NEOs participate in the 401(k) Plan.

Pension Plan

We maintain a defined benefit pension plan, which we refer to as the DB Plan, in which our NEOs participate. The DB Plan has two tiers of participation. Tier One, which includes Messrs. Birmingham, Klotzbach, and Burneal, provides for an age and service-based traditional pension benefit. Tier Two, which includes Messrs. Kreienberg and Dugan, provides a cash balance type benefit that is valued based on a hypothetical account balance based on pay and interest credits. Information regarding the pension benefits of our NEOs can be found in the Pension Benefits Table on page 40.

Other Benefits

Eligible employees, including our NEOs, may participate in our health and welfare benefit programs, including medical (including a high deductible health plan), dental, vision coverage, disability and life insurance. These benefits are offered to all employees as a part of our competitive total compensation program.

Perquisites and Other Personal Benefits

We provide our NEOs with perquisites that the MD&C Committee believes are reasonable and consistent with our overall compensation program and allow our NEOs to more effectively discharge their responsibilities to the company. All NEOs were provided with company-owned automobiles in 2018. We have more than 50 retail and commercial banking offices located in a 10,000-square mile footprint throughout Western and Central New York. We believe the regular presence of our NEOs in the markets we serve is best accomplished by providing them with the use of a company-owned vehicle. We also reimburse Messrs. Birmingham, Kreienberg, Klotzbach and Dugan for membership costs for various clubs and organizations. The MD&C Committee believes such memberships provide important opportunities for business development activities and demonstrate our philosophy of community involvement in the markets in which we do business. The amounts attributable to each of our NEOs for personal use of a company-owned vehicle and membership reimbursements are included in the “All Other Compensation” column in the Summary Compensation Table.

28	Financial Institutions, Inc.

COMPENSATION PROCESS

The MD&C Committee

The MD&C Committee is a standing committee that operates pursuant to a charter that has been approved by our Board of Directors. Each member of the MD&C Committee is independent as defined under applicable Nasdaq rules. While we rely on input from the CEO and executives for certain information and data, the MD&C Committee is fully responsible for all aspects of compensation decisions for our NEOs.

The MD&C Committee is authorized to perform the following duties relating to executive compensation:

●	Review and approve the performance goals and objectives for our CEO and evaluate performance in light of these goals and objectives

●	Review and approve the compensation of our other NEOs and certain senior executives who report directly to our CEO

●	Administer and have discretionary authority over the issuance of equity awards under our equity compensation plans, including the discretion to modify plan payouts as appropriate to ensure plan objectives are met

●	Approve our executive and senior management compensation programs, which include our annual cash incentive plan and our long-term equity-based incentive plan, and approve the corporate performance objectives in these plans each year

●	Review and monitor development and succession plans for our executive officers

●	Approve change of control, severance and termination arrangements for our executive officers

●	Approve the peer groups to be used in competitive compensation analysis

●	Evaluate the competitive market data for our executives and senior management reporting directly to our CEO using the approved peer groups

●	Evaluate comparative compensation levels for directors, including our Chairman of the Board, using the approved peer groups and make recommendations for director compensation to the full Board for approval

●	Evaluate the risks associated with our compensation philosophy and all compensation programs, including those of our NEOs and
●	Retain advisors to the MD&C Committee including compensation consultants, legal counsel, and other advisors.

2018 MD&C Committee Actions

●	In the first quarter of 2018, the MD&C Committee reviewed and approved the 2018 performance goals for our NEOs.

●	The MD&C Committee’s independent compensation consultant, McLagan, conducted a market analysis of our compensation peer group in October 2018. This analysis assisted in the setting of merit-based and market-based adjustments in base salary effective February 25, 2019.

●	In late 2018, the MD&C Committee approved the peer group to be considered when making 2019 executive compensation decisions.

●	The MD&C Committee actively developed and implemented plans for management succession to ensure the placement of highly qualified executives in key management positions both now and in the future, including by providing oversight of the planned succession of the CFO and Chief Human Resources Officer (“CHRO”) roles.

●	The MD&C Committee, along with our Chief Risk Officer, reviewed the design, participation and overall payments under our compensation plans to assess any associated risk. Based on the results of this review, the MD&C Committee determined that (1) the compensation plans are regulatorily sound, (2) that these plans do not encourage participants to take unnecessary and excessive risks that threaten the value of the company, and (3) that appropriate risk mitigation measures were in place.

●	The MD&C Committee reviewed the results of our efforts on diversity, noting our progress and efforts in place to maintain a workforce representative of the communities we serve.

Management Succession Planning

The MD&C Committee was actively involved in the ongoing review of our succession plan and supported management in actions taken during the year to support the plan. The plan and resulting actions reflect our strong commitment to recruiting and retaining highly qualified executives and our support for employee development and internal succession opportunities. The plan provides organization alternatives in the event of both planned and

2019 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

unplanned succession needs. The MD&C Committee believes that we are prepared for succession events and will continue to review succession preparation.

The MD&C Committee Independent Compensation Consultant

The MD&C Committee retains McLagan, an Aon Company, as its independent compensation consultant. McLagan reports directly to the Chair of the MD&C Committee. McLagan has no personal or business relationship with any member of the MD&C Committee. McLagan is retained solely by the MD&C Committee and provides no other services to us that are not specifically authorized by the MD&C Committee.

Aon Corporation is the parent of McLagan as well as Aon Risk Services and Radford. At the request of management, Aon Risk Services provided employee benefits brokerage services to us in 2018. Radford provides equity valuation and data hosting services for our equity plans.

The MD&C Committee assessed the independence of McLagan in light of SEC rules regarding compensation consultant independence. As part of this assessment, the MD&C Committee reviewed McLagan’s responses to questions addressing factors related to its independence and concluded that the services provided by McLagan to the MD&C Committee do not raise any conflict of interest issues.

The MD&C Committee retains McLagan to:

●	obtain information on compensation levels, programs, practices and reported pay for both executives and directors within certain peer groups and the broader market; and

●	provide the MD&C Committee with a report on compensation trends among our peers and the broader market.

While McLagan provides reports and recommendations to the MD&C Committee regarding our executive compensation programs, the MD&C Committee is solely responsible for determining the form of compensation, the final amount, and the level of performance targets used in our executive compensation plans.

During 2018, the MD&C Committee requested McLagan provide the following assistance:

●	Review and update our peer groups based on parameters determined by the MD&C Committee

●	Analyze and present competitive market data of total executive compensation including base pay, annual cash incentive awards, long-term equity-based incentive awards and elements of other compensation

●	Assist in the review and design of annual and long-term equity-based incentive plans

The Role of Executive Officers with the MD&C Committee

The MD&C Committee reviews and discusses with the CEO his evaluation of the job performance and leadership of the other NEOs as well as his recommendations for compensation for the other NEOs. The MD&C Committee evaluates the performance of the CEO with input from the Board. The MD&C Committee has final discretion over all compensation decisions regarding our CEO and each of our other NEOs.

The MD&C Committee has delegated authority to our CEO to approve the adoption, amendment or termination of our benefit plans if the action is expected to have an estimated annual impact on our Statement of Income of $500,000 or less.

In 2018, our CEO, CHRO, Chief Banking and Revenue Officer and General Counsel, Chief Financial Officer and Manager of Total Rewards regularly attended MD&C Committee meetings and assisted with the collection and presentation of required materials. Non-members of the Committee are excused as needed during the meeting. The MD&C Committee Chair also has access to independent legal counsel as needed.

Shareholder Input and Outreach

At our 2018 annual meeting of shareholders, more than 92% of the votes cast in the “say on pay” advisory vote were “FOR” approval of our executive compensation.

During 2018, the MD&C Committee took a number of proactive steps to fully understand any feedback from our shareholders on our executive compensation programs and practices. We continued to engage in a dialogue with individual and institutional shareholders to solicit their input on a range of topics including executive

30	Financial Institutions, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

compensation through meetings at investor conferences, non-deal road shows, meetings at their offices, meetings at our offices and by telephone.

Management also offered engagement with most of our largest institutional holders and with key individual shareholders of our common stock, in total representing nearly a majority of the outstanding shares. Participation by the Chairman of the Board of Directors was offered as well. Feedback from these interactions was shared with the MD&C Committee. We continue to seek and welcome feedback from shareholders for consideration by the MD&C Committee.

Over the past several years, shareholders have provided limited specific feedback on our plans, sharing instead their perspectives on executive compensation in general and their overall support for our compensation programs. Shareholder input has included:

●	Active Board of Directors participation in compensation decisions is critical.

●	Compensation for executives should be largely variable based on our performance.

●	Compensation goals should include a balance of goals tied to the achievement of our annual business plan and progress toward our long-term strategic plan.

●	Incentive plans should be strongly weighted on operational metrics where executives have a direct and measurable impact.

●	Compensation plans should include a selection of performance goals that include goals based on both individual executive performance and our overall performance.

●	Compensation plans should be structured to encourage executives to continually align with the interests of shareholders.

When reviewing this input, the MD&C Committee found strong alignment between the shareholder input and the MD&C Committee’s past decisions and ongoing work. Reference to alignment with shareholder input is included in the description of compensation plans and related decisions throughout the CD&A.

The MD&C Committee Assessment of Compensation Risk

With information provided by management, particularly the evaluation and certification of the Chief Risk Officer, the MD&C Committee reviewed the design and operation of our incentive compensation arrangements for all employees, including our NEOs, for the purpose of determining whether such programs might encourage inappropriate risk-taking by participants that would be reasonably likely to have a material adverse effect on us.

With oversight by the MD&C Committee, we have designed our compensation program to avoid excessive risk-taking and related financial consequences. To this end, we:

●	Use both short and long-term compensation and performance measures to balance the time horizon of decision-making;

●	Use a variety of performance measures that ensure a balanced focus on performance;

●	Define maximum potential award levels for performance-based awards;

●	Have a recoupment (“clawback”) policy in place in the event financial results are negatively adjusted after a plan payment is made; and

●	Use discretion in determining performance results as needed to adjust for either positive or negative performance variables to ensure results appropriately reflect actual performance.

The MD&C Committee concluded that our compensation plans, programs and policies, considered as a whole, including applicable risk-mitigation features, are not reasonably likely to have a material adverse effect on us.

Peer Group for 2018 Compensation Decisions

To attract, retain and motivate qualified executives, we periodically complete a market analysis of the total compensation package we offer our NEOs against a peer group of comparable institutions in our industry whose executives manage similarly-sized balance sheets and constituencies. We believe that our peer group fairly represents the market for executive talent in which we compete and includes institutions that share our business and market challenges. We use survey and peer group information as a point of reference, but we do not benchmark or target our compensation levels against this competitive information.

2019 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

The peer group the MD&C Committee used for 2017 and 2018 compensation decisions includes publicly-traded financial institutions that generally adhere to the following criteria:

●	Headquarters in Northeast, Midwest, Middle Atlantic, excluding major metropolitan areas
●	Asset Size from $1.5 billion to $6.0 billion; return on average assets greater than 0.5%; non-performing assets/total assets less than 2%; and a similar business model and loan composition including the exclusion of banks with thrift charters

●	Some exceptions to the general selection criteria were made to include banks that are direct competitors in our market areas.

The MD&C Committee reviewed competitive market data from 2017 from the following peer group when determining 2018 NEO compensation:

1st Source Corporation	First Mid-Illinois Bancshares, Inc.
Arrow Financial Corporation	Horizon Bancorp, Inc.
Berkshire Hills Bancorp Inc.	Lakeland Bancorp
Brookline Bancorp, Inc.	MainSource Financial Group, Inc.
Camden National Corporation	Merchants Bancshares, Inc.
Chemung Financial Corporation	Meridian Bancorp, Inc.
City Holding Company	MidWestOne Financial Group Inc.
CNB Financial Corporation	NBT Bancorp
Enterprise Bancorp, Inc.	Peoples Bancorp Inc.
First Busey Corporation	S&T Bancorp Inc.
First Commonwealth Financial Corporation	Tompkins Financial Corporation
First Community Bancshares, Inc.	TowneBank
First Financial Corporation	Washington Trust Bancorp, Inc.
First Merchants Corporation

Peer Group for Future Compensation Decisions

The MD&C Committee reviews the peer group criteria annually to ensure continued proper alignment with our executive talent. In late 2017, after compensation decisions for 2018 had already been made, the MD&C Committee updated the selection criteria for consideration when making future compensation decisions, beginning with compensation for the year ending December 31, 2019. The revised criteria includes publicly-traded financial institutions that generally adhere to the following:

●	Headquarters in the Northeastern, Midwestern and Middle Atlantic U.S., excluding major metropolitan areas
●	Asset size from $2.0 billion to $8.0 billion; return on average assets greater than 0.5%; non-performing assets/total assets less than 1.5%; and with a similar business model and loan composition including the exclusion of banks with thrift charters

●	Some exceptions to the general selection criteria were made to include banks that are direct competitors in our market areas

32	Financial Institutions, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

When determining 2019 NEO compensation, the MD&C Committee will consider competitive market data from 2018 for the below peer group:

1st Source Corporation	Great Southern Bancorp, Inc.
Arrow Financial Corporation	Horizon Bancorp, Inc.
Bar Harbor Bankshares	Lakeland Bancorp, Inc.
Brookline Bancorp, Inc.	Midland States Bancorp, Inc.
Camden National Corporation	MidWestOne Financial Group, Inc.
City Holding Company	Nicolet Bankshares, Inc.
CNB Financial Corporation	Peoples Bancorp Inc.
First Busey Corporation	S&T Bancorp, Inc.
First Commonwealth Financial Corporation	Tompkins Financial Corporation
First Financial Corporation	United Community Financial Corp.
First Mid-Illinois Bancshares, Inc.	Washington Trust Bancorp, Inc.
German American Bancorp, Inc.

Since this peer group was selected, we have excluded Chemung Financial Corporation and First Community Bancshares, Inc. because they no longer meet the criteria outlined above.

We Consider Individual Performance

The MD&C Committee believes that the individual performance of our NEOs is relevant in all compensation decisions. We formally consider individual performance in determining annual merit base salary changes and for the determination of the individual performance portion of the annual cash incentive plan and as a gateway requirement in our annual cash incentive plan and for performance-based awards under our long-term equity-based incentive plan.

We measure individual performance for our NEOs, using an annual goal-setting process that aligns individual goals with our annual business plan, our strategic plan and other key strategic initiatives. Individual performance is assessed after completion of the year.

OTHER FACTORS AFFECTING EXECUTIVE COMPENSATION

Executive Agreements

We have entered into executive agreements with Messrs. Birmingham, Kreienberg, Klotzbach, Burneal and Dugan that provided for change-in-control severance benefits, protection of our confidential and proprietary information and non-competition and non-solicitation restrictions in the event the executive’s employment with us terminates.

We believe that severance protection, particularly in the context of a change-in-control transaction, can play a valuable role in attracting and retaining key executive officers in the banking industry. We consider these severance protections to be an important part of an executive’s compensation and consistent with similar benefits offered by our competitors. The occurrence or potential occurrence of a change-in-control transaction will create uncertainty regarding the continued employment of our executive officers. These transactions often result in significant organizational changes, particularly at the executive level. We believe that change-in-control benefits mitigate against the potential negative consequences to executives of actively pursuing possible change-in-control transactions that may be in the best interest of shareholders.

The agreements provide for certain compensation and benefits if certain events occur during a protection period of six months before to 24 months (the “Protection Period”) following a change in control, as defined in the agreements. The agreements also contain provisions for the protection of the company’s confidential and proprietary information, as well as non-competition and non-solicitation restrictions. Each of the agreements is effective for an initial term of three years and automatically extends for additional terms of one year, unless, at least 90 days prior to the expiration of the initial term or an additional term, we give written notice to the executive that we do not intend to extend such term.

Under the agreements, in the event of an executive’s termination for a reason other than for cause or if an

2019 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

executive terminates voluntarily under one or more of the specified circumstances that constitute a good reason within the Protection Period, the executive will receive an amount equal to the following: for Messrs. Kreienberg, Klotzbach, Burneal and Dugan, 2.00x; and for Mr. Birmingham 2.99x, the sum of his base salary for the most recent calendar year ending before the date on which the change in control occurred plus the average of the executive’s annual cash incentive compensation for the three most recent calendar years ending before the date on which the change in control occurred. Such amount will be paid in a lump sum, less applicable deductions and withholdings, within 10 days of the executive’s termination date. We will also continue to pay for health and dental coverage, as follows: for up to 24 months for Messrs. Kreienberg, Klotzbach, Burneal and Dugan and up to 36 months for Mr. Birmingham, for the executive and his covered dependents.

In addition, all RSUs, PSUs and other rights that the executive may hold to purchase or otherwise acquire our common stock will immediately fully vest, and in the case of PSUs, such PSUs will vest at the greater of target performance or actual performance through the executive’s termination date. RSUs and PSUs will be paid as soon as practicable following the executive’s termination date.

The non-competition and non-solicitation provisions of the agreements are effective for a period of six months following the executive’s termination of employment provided that such termination does not entitle the executive to compensation or benefits under the agreement or another arrangement with us. In the event the executive’s employment terminates and such termination entitles the executive to compensation or benefits under another arrangement with us, the non-competition and non-solicitation provisions of the agreement will be effective for the period of time equal to the greater of: (i) the period of time during which the executive is receiving any compensation or benefits from us; or (ii) a period of six months following the executive’s termination of employment. In the event of termination that entitles the executive to compensation or benefits under his agreement, the non-competition and non-solicitation provisions of the agreements are effective 18 months for Messrs. Kreienberg, Klotzbach, Burneal and Dugan, and 24 months for Mr. Birmingham, following the executive’s termination of employment.

In all cases, the executive’s payments and benefits will be reduced, if necessary, to ensure that the payments and benefits to the executive will not be subject to the “golden parachute” excise tax imposed by Section 4999 of the Internal Revenue Code and the payments will be deductible by us.

Further information regarding the benefits under the agreements is included under the Potential Payments Upon Termination of Employment or Change in Control section on page 41.

Supplemental Executive Retirement Agreement

On June 26, 2018, we entered into a Supplemental Executive Retirement Agreement (the “Retirement Agreement”) with Mr. Klotzbach in recognition of his past contributions and valuable services provided to us and more importantly, to encourage his continued employment with us and to provide him with additional incentive to achieve our corporate objectives.

Pursuant to the Retirement Agreement, Mr. Klotzbach is entitled to receive a supplemental retirement benefit payable over a four-year period in substantially equivalent payments commencing January 1, 2020. The annual supplemental retirement benefit amount is $125,000 per year. In connection with the agreement, if Mr. Klotzbach continues to serve the company through December 31, 2019, a pro-rata portion of his outstanding RSUs will vest on that date. The pro-rata portion of RSUs that will vest will be determined separately for each RSU award and will be equal to the product of (a) the number of unvested RSUs under each award and (b) the number of completed months in the award’s vesting period that Mr. Klotzbach was employed by the company divided by the total number of months in the award’s vesting period.

In the event of Mr. Klotzbach’s death, his beneficiary will be entitled to receive a lump-sum payment equal to any unpaid amounts under the Retirement Agreement. In the event of Mr. Klotzbach’s disability prior to December 31, 2019, he will receive any unpaid installments of his benefit under the Retirement Agreement as scheduled. In the event of a change of control prior to December 31, 2019, Mr. Klotzbach will receive any unpaid installments of his benefit under the Retirement Agreement as scheduled, provided, however, to avoid duplication of benefits, if Mr. Klotzbach is entitled to receive benefits in connection with the change of control pursuant to his executive agreement with us, dated May 3, 2017, he will forfeit his benefits under the Retirement Agreement.

Our obligations under the Retirement Agreement are conditioned upon Mr. Klotzbach’s continued employment

34	Financial Institutions, Inc.

through December 31, 2019 and his compliance with the terms for the protection of our confidential and proprietary information, as well as non-competition and non-solicitation restrictions. These non-competition and non-solicitation restrictions are effective for the period of time during which the Mr. Klotzbach is receiving any compensation or benefits from us under the Retirement Agreement.

Tax and Accounting Implications

The financial reporting and income tax consequences of individual compensation elements are important considerations for the MD&C Committee when analyzing the overall level of executive compensation and the individual components of executive compensation. Overall, the MD&C Committee seeks to balance its objective of ensuring an effective compensation package for our NEOs with the benefit from deductibility of compensation, while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

Section 162(m) of the Internal Revenue Code generally places a $1 million deduction limit on the amount of compensation paid by a publicly traded company in any one year to certain executive officers. Prior to January 1, 2018, this deduction limit applied to the compensation paid to the CEO and the three most highly compensated executive officers (other than the CEO and CFO) who were employed on the last day of the year. This $1 million deduction limit did not apply to compensation that met the Section 162(m) requirements for “qualifying performance-based compensation.” Our 2009 Management Stock Incentive Plan and the Financial Institutions, Inc. 2015 Long-Term Incentive Plan are structured to allow us, but not require us, to pay compensation exempt from the Section 162(m) deduction limitation.

The MD&C Committee believes that shareholders’ interests are best served if our discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Accordingly, the MD&C Committee may grant awards and enter into agreements under which the related compensation is not fully deductible under Section 162(m) of the Internal Revenue Code if the MD&C Committee determines such arrangements are in the best interests of our shareholders.

On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act, was signed into law. The Tax Cuts and Jobs Act eliminated the “qualified performance-based compensation” exception under Section 162(m) of the Internal Revenue Code for taxable years beginning on or after January 1, 2018, but provides transition relief for compensation paid under binding written contracts that were in effect as of November 2, 2017, so long as the contract is not materially modified after such date. As a result, compensation paid to our covered executive officers in excess of $1 million will not be deductible by us unless it qualifies for the transition relief. The Tax Cuts and Jobs Act also expands the executive officers subject to the Section 162(m) $1 million deduction limit, which now include anyone who has ever been our CEO, CFO or one of the three highest paid named executive officers (other than the CEO and CFO) in any fiscal year beginning on or after January 1, 2017. Due to the limited regulatory and other guidance pertaining to the transition relief, no assurance can be given that compensation intended to qualify for the performance-based exception in fact will so qualify.

We make no representation that the compensation of our NEOs will be fully deductible for federal income tax purposes, and we continue to reserve the right to award compensation that is not fully deductible under Section 162(m) of the Internal Revenue Code and to administer our compensation arrangements in a manner that does not satisfy the requirements of Section 162(m) of the Internal Revenue Code as we determine to be appropriate.

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, we are required to recognize compensation expense on our income statement over the requisite service period or performance period based on the grant date fair value of stock options, restricted shares and RSUs.

2019 Proxy Statement	35

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE REPORT

The MD&C Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the MD&C Committee recommended to the Board that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K and in this proxy statement.

THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

Andrew W. Dorn, Jr., Chairman

Samuel M. Gullo

Susan R. Holliday

Dawn H. Burlew

James H. Wyckoff

36	Financial Institutions, Inc.

EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table contains information concerning the compensation earned by our NEOs in each of the fiscal years ended December 31, 2018, 2017 and 2016 for which each officer was an NEO.

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value ($)(3)	All Other Compensation ($)(4)	Total ($)
Martin K. Birmingham	2018	560,000	251,225	311,780	—	12,277	1,135,282
President and Chief Executive Officer	2017	530,000	248,233	321,882	81,576	10,475	1,192,166
	2016	502,692	233,923	246,995	49,397	9,543	1,042,550
William L. Kreienberg	2018	349,650	125,613	155,368	13,888	10,807	655,326
EVP, Chief Banking and Revenue	2017	315,000	118,044	158,455	14,756	7,408	613,663
Officer and General Counsel	2016	260,000	71,013	98,336	13,250	9,794	452,393
Kevin B. Klotzbach	2018	310,000	97,353	129,952	22,597	24,642	584,544
EVP, Chief Financial Officer and Treasurer	2017	300,000	98,327	142,335	101,612	21,121	663,395
	2016	280,000	76,488	105,900	65,046	16,546	543,980
Michael D. Burneal(1)	2018	237,000	53,127	74,513	75,405	332,199	772,244
Former SVP, Senior Organizational	2017	220,000	51,514	78,290	114,321	5,516	469,641
Advisor and Facilities Manager	2016	177,192	30,179	69,720	71,987	1,290	350,368
Joseph L. Dugan	2018	241,000	54,044	81,453	13,299	17,413	407,209
SVP, Chief Experience and Go To	2017	225,500	52,689	83,148	14,152	15,963	391,452
Market Executive

(1)	Mr. Burneal resigned from his position as Senior Vice President, Senior Organizational Advisor and Facilities Manager on December 31, 2018.

(2)

The grant date fair value of all stock awards has been calculated in accordance with FASB ASC 718. In the case of RSUs, the value is determined by multiplying the number of restricted shares or RSUs granted by the closing price of our stock on the grant date reduced by the present value of the dividends expected to be paid on the underlying shares. For PSUs awarded during 2018, amounts shown reflect the grant date fair value of such awards for the three-year performance period beginning in 2018 based on the probable outcome of performance conditions related to these PSUs at the grant date. The 2018 PSUs include market-related (TSR) performance goals as described under the caption “Long-Term Equity-Based Incentive Plan” in the Compensation Discussion and Analysis section on page 27. Consistent with the applicable accounting standards, the grant date fair value of the market-related TSR component has been determined using a Monte Carlo simulation model, which is a risk analysis method that selects a random value from a range of estimates. The table below sets forth the grant date fair value for the PSUs granted during 2018 subject to the market-related (TSR) performance goals:

Executive Name	Market-related Component Grant Date Fair Value ($)*	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)
Martin K. Birmingham	123,061	123,061
William L. Kreienberg	61,531	61,531
Kevin B. Klotzbach	47,688	47,688
Michael D. Burneal	26,024	26,024
Joseph L. Dugan	26,487	26,487

*

Amounts shown represent the grant date fair value of PSUs subject to the market-related TSR goal component of the RSU awards, for which expense recognition is not subject to probable or maximum outcome assumptions. The weighted-average grant date fair value of the market-related TSR goal component of the PSUs awarded on February 27, 2018 was $27.25 per share, which was determined using a Monte Carlo simulation model. The significant assumptions used in this simulation model were a volatility rate of 21.2%, a risk-free interest rate of 2.39%, and a dividend yield rate of 2.83%.

(3)

The amounts reported in this column reflect the aggregate change in the actuarial present value of each NEO’s accrued pension benefit under our defined benefit pension plan based on the assumptions used for FASB ASC 715 at each measurement date. As such, changes reflect changes in value due to an increase or decrease in the FASB ASC 715 discount rates, changes in the mortality tables, and changes due to the accrual of plan benefits. The actuarial present value of Mr. Birmingham’s accrued pension benefit decreased by $5,535.

(4)	Amounts reported in this column for 2018 are itemized in the table below captioned “All Other Compensation.”

2019 Proxy Statement	37

EXECUTIVE COMPENSATION TABLES

ALL OTHER COMPENSATION

The following table sets forth details of the “All Other Compensation” column to the Summary Compensation Table for 2018.

Executive Name	Use of Company Vehicle ($)	Club Memberships ($)	Severance ($)	Other ($)(1)	Total ($)
Martin K. Birmingham	5,716	5,871	—	690	12,277
William L. Kreienberg	4,912	3,415	—	2,480	10,807
Kevin B. Klotzbach	8,267	12,565	—	3,810	24,642
Michael D. Burneal	5,679	—	324,540	1,980	332,199
Joseph L. Dugan	6,142	9,981	—	1,290	17,413

(1)	This column discloses the taxable portion of group term life insurance and new employee referral bonuses.

2018 GRANTS OF PLAN-BASED AWARDS

The following table shows the plan-based awards granted during the fiscal year ended December 31, 2018 to each of our NEOs.

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			Grant date fair value of stock awards(3) ($)
Executive Name	Award Description	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Martin K. Birmingham	Annual Incentive Plan		70,000	280,000	420,000
	RSU(4)	02/27/18					4,516		128,164
	PSU(5)	02/27/18				1,129	4,516	6,774	123,061
William L. Kreienberg	Annual Incentive Plan		34,965	139,860	209,790
	RSU(4)	02/27/18					2,258		64,082
	PSU(5)	02/27/18				564	2,258	3,387	61,531
Kevin B. Klotzbach	Annual Incentive Plan		31,000	124,000	186,000
	RSU(4)	02/27/18					1,750		49,665
	PSU(5)	02/27/18				437	1,750	2,625	47,688
Michael D. Burneal	Annual Incentive Plan		17,775	71,100	106,650
	RSU(6)	02/27/18					955		27,103
	PSU(6)	02/27/18				238	955	1,432	26,024
Joseph L. Dugan	Annual Incentive Plan		18,075	72,300	108,450
	RSU(4)	02/27/18					971		27,557
	PSU(5)	02/27/18				243	972	1,458	26,487

(1)

This represents the annual cash incentive opportunity under our 2018 annual cash incentive plan at threshold, target or maximum performance. The amount actually paid for 2018 is set forth in the Summary Compensation Table under the “Non-equity Incentive Plan Compensation” column. Please refer to the Compensation Discussion and Analysis under the caption “Annual Cash Incentive Plan” on page 24 for additional information about the performance conditions applicable to each payment.

(2)

For PSUs, these columns show the potential number of shares that our NEOs could earn under our 2015 Long-Term Incentive Plan at threshold, target or maximum performance. The measures and potential payouts are described in more detail in the Compensation Discussion and Analysis section of this proxy statement under the caption “Long-Term Equity-Based Incentive Plan” on page 27. For RSUs, these columns show only the target number of shares that our NEOs could earn under these awards because there is no threshold or maximum amount.

38	Financial Institutions, Inc.

EXECUTIVE COMPENSATION TABLES

(3)	See footnote 2 to the “Summary Compensation Table” for a description of the method used to determine the grant date fair value of stock awards.

(4)	The RSUs vest on the third anniversary of the grant date, subject to the recipient’s continued employment with the company.

(5)

The PSUs vest on the third anniversary of the grant date, subject to satisfaction of the gateway performance criteria and meeting the TSR performance measure and the recipient’s continued employment with the company.

(6)	The RSUs or PSUs were forfeited effective January 1, 2019 following Mr. Burneal’s resignation on December 31, 2018.

For additional information regarding our annual cash incentive plan and our long-term equity-based incentive plan, please see the discussions under “Annual Cash Incentive Plan” on page 24 and “Long-Term Equity-Based Incentive Plan” on page 27 in the Compensation Discussion and Analysis.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

Executive Name	Stock awards
	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(6)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(6)
Martin K. Birmingham	12,645	(1)	324,977	4,502	(7)	115,701
William L. Kreienberg	5,379	(2)	138,240	1,765	(7)	45,361
Kevin B. Klotzbach	4,670	(3)	120,019	1,619	(7)	41,608
Michael D. Burneal	2,299	(4)	59,084	910	(4)	23,387
Joseph L. Dugan	3,278	(5)	84,245	444	(7)	11,411

(1)	4,327 shares vest on February 24, 2019, 3,802 shares vest on February 22, 2020 and 4,516 shares vest on February 27, 2021.

(2)	1,313 shares vest on February 24, 2019, 1,808 shares vest on February 22, 2020 and 2,258 shares vest on February 27, 2021.

(3)	1,414 shares vest on February 24, 2019, 1,506 shares vest on February 22, 2020 and 1,750 shares vest on February 27, 2021.

(4)	These unvested equity awards were forfeited effective January 1, 2019 following Mr. Burneal’s resignation on December 31, 2018.

(5)	1,500 shares vest on September 14, 2019, 807 shares vest on February 22, 2020 and 971 shares vest on February 27, 2021.

(6)	Market values calculated using $25.70 per share, which was the closing market price of our common stock on December 31, 2018.

(7)

Represents the threshold number of PSUs subject to a TSR performance measure granted on February 24, 2016, February 22, 2017 and February 27, 2018. Of the PSUs reported for Messrs. Birmingham, Kreienberg, Klotzbach and Dugan, 2,423, 749, 806 and 0, respectively, were forfeited on January 23, 2019, as the TSR performance measure was not satisfied; 950, 452, 376 and 201, respectively, will vest on February 22, 2020, subject to satisfaction of the gateway performance criteria and meeting the TSR performance measure and the recipient’s continued employment with the company; and 1,129, 564, 437 and 243, respectively, will vest on February 27, 2021, subject to satisfaction of the gateway performance criteria and meeting the TSR performance measure and the recipient’s continued employment with the company.

2019 Proxy Statement	39

EXECUTIVE COMPENSATION TABLES

RESTRICTED STOCK VESTED IN 2018

The following table provides information about restricted stock held by our NEOs that vested in 2018.

Executive Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Martin K. Birmingham	2,786	86,227
William L. Kreienberg	2,069	66,435
Kevin B. Klotzbach	920	28,474
Michael D. Burneal	800	24,760
Joseph L. Dugan	—	—

(1)	Represents the number of vested shares multiplied by the closing market price of our common stock on the date of vesting.

PENSION BENEFITS

We maintain a defined benefit pension plan in which our NEOs included below have an accumulating benefit. The following Pension Benefits table provides information regarding the present value of the accumulated benefit and years of credited service for our NEOs under the New York State Bankers Retirement System Volume Submitter Plan as adopted by Financial Institutions, Inc. (the “New York Bankers Retirement Plan”). None of our NEOs received pension payments during 2018.

Executive Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits(1) ($)
Martin K. Birmingham	New York Bankers Retirement Plan	12.8	357,798
William L. Kreienberg	New York Bankers Retirement Plan	3.0	41,894
Kevin B. Klotzbach	New York Bankers Retirement Plan	16.3	838,149
Michael D. Burneal	New York Bankers Retirement Plan	13.4	459,842
Joseph L. Dugan	New York Bankers Retirement Plan	2.0	27,451

(1)

The Present Value of Accumulated Benefits was determined using the same assumptions used for financial reporting purposes under U.S. generally accepted accounting principles. For a discussion of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefits, refer to Note 18 – Employee Benefit Plans to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018.

Benefits under the defined benefit pension plan are based on years of service and the NEO’s highest average compensation during five consecutive years of employment. Compensation used to determine benefits is all wages and other compensation as reported on the NEO’s form W-2. Normal retirement age for NEOs who first participated in our plan prior to January 1, 2004 is age 62 with ten years of vesting service, as defined in the plan. Normal retirement age is age 65 for any NEO who first participated in the plan on or after January 1, 2004. The normal retirement benefit is an annual pension benefit calculated as follows:

Basic Benefit for NEOs whose Date of Participation is prior to January 1, 2016

For benefit service accrued prior to January 1, 2004:

●	1.75% of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2004 up to 35 years; plus

For benefit service accrued on or after January 1, 2004 through December 31, 2015:

●

1.50% of average highest five consecutive years’ compensation, multiplied by credited service accrued on or after January 1, 2004 through December 31, 2015, provided that such service shall not exceed the difference between (i) 35 and (ii) the NEO’s years of benefit earned prior to January 1, 2004 (up to 35); plus

40	Financial Institutions, Inc.

EXECUTIVE COMPENSATION TABLES

For benefit service accrued on or after January 1, 2016:

●	1.30% of average highest five consecutive years’ compensation multiplied by credited service accrued on or after January 1, 2016; plus

Each of the above formulas are increased by 1.25% of average highest five consecutive years’ compensation multiplied by credited service accrued prior to January 1, 2016 in excess of 35 years up to 5 years; minus

Offset Benefit

Each of the above formulas are reduced by 0.49% of the average final three years’ compensation, up to covered compensation, multiplied by credited service accrued prior to January 1, 2016 up to 35 years.

Basic Benefit for NEOs whose Date of Participation is January 1, 2016 or later

The actuarial equivalent of the NEO’s Cash Balance Account, which is credited with service credits equal to 5% of compensation earned each credit period and interest credits of 4% per credit period.

The normal benefit form is payable as a single life pension with 60 payments guaranteed for NEOs whose Date of Participation is prior to January 1, 2016. For NEOs whose Date of Participation is January 1, 2016 or later, the normal benefit form is payable as a single life pension. There are a number of optional forms of benefit available to NEOs, all of which are adjusted actuarially.

For NEOs whose Date of Participation is prior to January 1, 2016, early retirement benefits are available at age 55 under the plan and are reduced from the basic benefits calculation shown above. The amount of the reduction depends on a NEO’s enrollment and vesting in the plan as of January 1, 2004. For NEOs whose Date of Participation is January 1, 2016 or later, a participant may receive their cash balance benefit at any age, provided that they have completed at least three years of vesting service. Messrs. Kreienberg, Klotzbach, Burneal and Dugan are eligible for retirement.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

As discussed under “Other Factors Affecting Executive Compensation,” on page 33, we have entered into executive agreements, which include change of control provisions, with Messrs. Kreienberg, Burneal and Dugan, and entered into amended and restated executive agreements with Messrs. Birmingham and Klotzbach (collectively, the “agreements”). The agreements are designed to promote stability and continuity of our senior management. The agreements include a “double trigger” structure which provides that the executive officer will not receive a “change of control” payment unless both (i) a change in control occurs and (ii) the executive’s employment terminates involuntarily for reasons other than for cause or voluntarily for good reason within 12 months, in either case following the change in control.

Under the agreements, a change of control will be deemed to have occurred if:

1.

any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than Financial Institutions, Inc (“FII”) or a subsidiary of FII, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of FII securities possessing 25% or more of the voting power for the election of directors of FII; or

2.	there is consummated

i.

any consolidation, share exchange or merger in which FII is not the continuing or surviving corporation or pursuant to which any shares of our common stock are to be converted into cash, securities or other property, provided that the transaction is not with a corporation which was a subsidiary of FII immediately before the transaction; or

ii.	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of FII; or

3.

“approved directors” constitute less than a majority of the entire Board of Directors, with “approved directors” defined to mean the members of the Board of Directors of FII as of the date of the agreements and any subsequently elected members who are nominated or approved by at least a majority of the approved directors on the Board prior to such election.

A change-in-control termination under the agreements requires that within 24 months following a change in control: (i) the executive’s employment is terminated other than for cause; or (ii) the executive terminates employment for “good reason.” Termination for “good

2019 Proxy Statement	41

EXECUTIVE COMPENSATION TABLES

reason” means that the executive has terminated employment because the executive’s compensation has been reduced, or the executive’s job duties have been materially changed or the executive’s principal place of employment has changed by more than 75 miles. If the circumstances that create the “good reason” are resolved upon notice, a “good reason” termination is generally not available.

Each of the agreements requires that the executive not disclose or use confidential information of the company both during and after the conclusion of the executive’s employment, and not solicit employees of FII and not compete with FII during the term of the agreement and during the greater of any period for which the executive is entitled to receive compensation or six months thereafter.

Each of the agreements includes a continuation multiple and a continuation period which are used to calculate potential payments under the agreement as follows:

Executive Name	Continuation Multiple	Continuation Period
Martin K. Birmingham	2.99	36 months
William L. Kreienberg	2.00	24 months
Kevin B. Klotzbach	2.00	24 months
Michael D. Burneal	2.00	24 months
Joseph L. Dugan	2.00	24 months

In the event an executive experiences a termination that qualifies after a change in control, compensation and benefits under the agreements include: (1) payment of the sum of the base salary for the most recent calendar year ending before the date of the change in control and the average of the annual cash incentive compensation earned for the three most recent calendar years ending before the date of the change in control multiplied by the continuation multiple, payable in equal installments over the continuation period; (2) the immediate vesting of all stock options, restricted shares and RSUs; and (3) payment of the cost to continue medical and dental benefits over the continuation period.

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

The equity awards outstanding as of December 31, 2018 for each of the NEOs were issued under the Financial Institutions, Inc. 2015 Long-Term Incentive Plan. Under the Financial Institutions, Inc. 2015 Long-Term Incentive Plan, upon death, disability or retirement of a participant, the following will occur: (1) forfeiture of all equity awards that are subject solely to the passage of time; and (2) the vesting of a pro rata portion of all equity awards whose vesting is based wholly or partially based on the achievement of performance-based goals, as determined by the MD&C Committee in its sole discretion.

42	Financial Institutions, Inc.

EXECUTIVE COMPENSATION TABLES

The following table includes the amount of compensation payable to each of the NEOs upon a termination of employment under certain circumstances on December 31, 2018.

Executive Name	Benefit	Resignation ($)	Termination Without Cause or For Good Reason Following a Change in Control ($)(3)	Death, Disability or a Change in Control ($)
Martin K. Birmingham	Pay continuation	—	2,552,120	—
	Equity award vesting(2)	—	711,710	711,710
	Health benefits continuation	—	59,220	—
	Total	—	3,323,050	711,710
William L. Kreienberg	Pay continuation	—	974,072	—
	Equity award vesting(2)	—	295,242	295,242
	Health benefits continuation	—	39,480	—
	Total	—	1,308,794	295,242
Kevin B. Klotzbach	Pay continuation	—	872,124	—
	Equity award vesting(2)	—	260,238	260,238
	Health benefits continuation	—	1,704	—
	Total	—	1,134,066	260,238
Michael D. Burneal(1)	Pay continuation	—	622,348	—
	Equity award vesting(2)	—	126,084	126,084
	Health benefits continuation	—	39,480	—
	Total	—	787,912	126,084
Joseph L. Dugan	Pay continuation	—	646,602	—
	Equity award vesting(2)	—	129,965	129,965
	Health benefits continuation	—	39,480	—
	Total	—	816,047	129,965

(1)	Mr. Burneal resigned from his position as Senior Vice President, Senior Organizational Advisor and Facilities Manager on December 31, 2018.

(2)

The figures shown reflect the value of those equity awards that would accelerate, calculated using a price per share of $25.70 which was the closing price for a share of our common stock on December 31, 2018.

(3)

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

2019 Proxy Statement	43

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mss. Burlew and Holliday and Messrs. Dorn, Gullo and Wyckoff served on the MD&C Committee in 2018, with Mr. Dorn serving as chairman. Mr. Erland E. Kailbourne, a former director, also served on the committee until the date of his retirement from the Board on June 20, 2018. We have no MD&C Committee interlocks. None of our MD&C Committee members is a current officer or employee of the company. None of the members of the MD&C Committee has ever served as an officer or an employee of the company and none of our executive officers has served as a member of a compensation committee or director of any entity which has an executive officer serving as a member of our MD&C Committee or our Board of Directors.

44	Financial Institutions, Inc.

CEO PAY RATIO

CEO PAY RATIO

In accordance with SEC rules, we are disclosing the ratio of the annual total compensation of our CEO, Martin K. Birmingham, to the annual total compensation of our median employee excluding Mr. Birmingham. For 2018, Mr. Birmingham’s annual total compensation as reported on page 37 in the Summary Compensation Table was $1,135,282. The annual total compensation for our median employee was $51,727. Based upon this information, the ratio of the annual total compensation of Mr. Birmingham to the median employee was 22 to 1.

As permitted by SEC rules, the median employee utilized for 2018 is the same employee identified in 2017 because there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to this pay ratio disclosure. In 2017, our median employee was determined by reviewing annualized base salary and other compensation amounts on payroll and benefit records for our employee population, along with utilizing compensation as reported to the IRS on Form W-2.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

2019 Proxy Statement	45

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

RSM US LLP (“RSM”), an independent registered public accounting firm, audited the financial statements and internal control over financial reporting of the company and its subsidiaries for 2018 and has been selected to do so for 2019. Representatives of RSM are expected to be present at the Annual Meeting, will be able to make a statement or speak if they wish to do so, and will be available to answer appropriate questions from shareholders. Following the Audit Committee’s completion of a competitive process to select our independent registered public accounting firm for the fiscal year ending December 31, 2018, on March 16, 2018, the Audit Committee appointed RSM as our independent registered public accounting firm, effective as of April 1, 2018. This action resulted in the dismissal of KPMG as our independent registered public accounting firm. KPMG had audited our financial statements from 1995 to 2017.

The audit reports of KPMG on our consolidated financial statements for the fiscal years ended December 31, 2017 (“Fiscal 2017”) and December 31, 2016 (“Fiscal 2016”) did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During Fiscal 2017 and Fiscal 2016, and subsequently through April 1, 2018, there were: (i) no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to them in its reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Selection of the company’s independent registered public accounting firm is not required to be submitted to a vote of shareholders for ratification. However, our Board of Directors is submitting this matter to shareholders as a matter of good corporate governance.

If the shareholders fail to ratify the appointment, the Board will reconsider whether to retain RSM, and may retain that firm or another without re-submitting the matter to the company’s shareholders. Even if the appointment is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in the best interests of the company and our shareholders.

The following table presents fees for professional services rendered by RSM for the audit of our annual financial statements for 2018, and fees billed for other services rendered by RSM.

2018
Audit Fees(1)	$451,731
Audit Related Fees(2)	—
Tax Fees(3)	—
All Other Fees(4)	—
Total fees	$451,731

(1)

Audit fees include fees for services that normally would be provided by RSM in connection with statutory and regulatory filings or engagements and that generally only an independent accountant can provide. In addition to fees for the audit of our annual financial statements, the audit of the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC.

(2)

Audit related fees consist of fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions and investments and consultations concerning financial accounting and reporting standards. RSM did not perform any services for us under the audit related fees category during 2018.

(3)	Tax fees are fees for professional services for tax compliance, tax advice, and tax planning. RSM did not perform any professional services for us under the tax fees category during 2018.

(4)	There were no additional fees, other than those reported as audit fees, audit related fees and tax fees, paid or payable to RSM for the fiscal year ended December 31, 2018.

46	Financial Institutions, Inc.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board’s Audit Committee pre-approves all permissible services to be performed by the independent accountant, including fees and other compensation to be paid to the independent accountant, except for certain routine additional professional services that may be performed at the request of management without pre-approval. The additional routine professional services include tax assistance, research and compliance, assistance researching accounting literature and assistance in due diligence activities. All accounting services and fees reflected in the table above were reviewed and approved by the Audit Committee.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of RSM as our independent registered public accounting firm for 2019.

2019 Proxy Statement	47

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

Our Audit Committee assists the Board of Directors in its general oversight of financial reporting process, internal controls and audit functions as well as risk management relating to those areas. The Audit Committee conducts business in accordance with its charter and meets regularly. The Audit Committee met ten times during 2018. At various times during the 2018 fiscal year, the Audit Committee met with RSM US LLP (“RSM”) and the internal auditors, with and without management present.

Management is responsible for our internal controls and financial reporting process. Our independent registered public accounting firm in 2018, RSM, was responsible for performing an independent audit of (i) our consolidated financial statements and (ii) the effectiveness of our internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee the financial reporting and audit processes.

In connection with these responsibilities, our Audit Committee met with management and the independent accountants and reviewed and discussed our December 31, 2018 audited consolidated financial statements. The Audit Committee also discussed with the independent accountants matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. The Audit Committee received written disclosures and the letter from the independent accountants required by the applicable sections of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee, concerning independence, discussed with the independent accountant the independent accountant’s independence from management and the company, and considered the compatibility of non-audit services with RSM’s independence.

Based upon the Audit Committee’s discussions with management and the independent accountants and its review of the information described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018, to be filed with the SEC.

THE AUDIT COMMITTEE

Robert M. Glaser, Chair

Karl V. Anderson, Jr.

Donald K. Boswell

Samuel M. Gullo

48	Financial Institutions, Inc.

OUR EXECUTIVE OFFICERS

OUR EXECUTIVE OFFICERS

The Executive Officers of the company and the Bank as of April 22, 2019, are identified in the following table, which also sets forth their respective offices and periods served as an Executive Officer of the company or the Bank. The ages shown are as of December 31, 2018.

Name	Age	Office & Position(s)
Martin K. Birmingham(1)	52	President and Chief Executive Officer
William L. Kreienberg(1)	60	Executive Vice President, Chief Banking and Revenue Officer and General Counsel
Kevin B. Klotzbach	65	Executive Vice President, Chief Financial Officer and Treasurer through March 31, 2019(2)
Justin K. Bigham(1)	45	Executive Vice President, Chief Financial Officer and Treasurer as of April 1, 2019
Valerie C. Benjamin(1)	50	Senior Vice President, Chief Human Resources Officer
Joseph L. Dugan(1)	56	Senior Vice President, Chief Experience and Go To Market Officer
Sean M. Willett(1)	47	Senior Vice President, Chief Administration Officer
Bethany L. Bowers	39	Vice President, Chief Compliance Officer
Samuel J. Burruano, Jr.	50	Senior Vice President, Deputy General Counsel and Corporate Secretary
Craig J. Burton	61	Senior Vice President, Commercial Real Estate Executive
David G. Case	55	Senior Vice President, Chief Commercial Credit Officer
Sonia M. Dumbleton	56	Senior Vice President, Controller
Michael D. Grover	47	Senior Vice President, Chief Accounting Officer, Financial Reporting and Tax Manager
Edward “Ted” S. Oexle	62	Senior Vice President, C&I Lending Executive and Buffalo Regional President
Randall R. Phillips	50	Senior Vice President, Chief Risk Officer

(1)	Member of the Executive Management Committee as of April 22, 2019

(2)	Effective April 1, 2019, Mr. Klotzbach was named Executive Vice President, Senior Financial Advisor of Financial Institutions, Inc.

Martin K. Birmingham, a member of our Board of Directors, is the President and Chief Executive Officer of the company and the Bank, and his biographical information is set forth above under “Proposal 1—Election of Directors.”

William L. Kreienberg has been Executive Vice President, Chief Banking & Revenue Officer and General Counsel of the company and the Bank since November 2018. Prior to that, he was Executive Vice President, Chief Corporate Development Executive and General Counsel of the company and the Bank since November 2016. He joined us as Executive Vice President, General Counsel and Chief Risk Officer in December 2014. Mr. Kreienberg has practiced law since 1984 and served as a partner at the law firm of Harter Secrest & Emery LLP, from April 1996 until December 2014.

Kevin B. Klotzbach was named Executive Vice President, Senior Financial Advisor of the Bank effective April 1, 2019. Previously, he served as Executive Vice President, Chief Financial Officer and Treasurer of the company and the Bank since April 2013. Mr. Klotzbach joined the company as Vice President and Treasurer in 2001 and was promoted to Senior Vice President in 2005. Prior to joining us, Mr. Klotzbach actively managed fixed income portfolios at several other financial institutions, including Merrill Lynch Asset Management and Empire of America.

Justin K. Bigham was named Executive Vice President, Chief Financial Officer and Treasurer of the company and the Bank effective April 1, 2019. He joined us as Executive Vice President, Deputy Chief Financial Officer in October 2018. Prior to joining us, he worked at HealthNow New York as Director of Financial Planning & Analysis and Treasury since 2017. He previously worked

2019 Proxy Statement	49

OUR EXECUTIVE OFFICERS

at First Niagara Financial Group where he served as Senior Vice President, Head of Consumer Product Management from 2014 to 2016 and as Senior Vice President, Head of Financial Planning & Analysis from 2010 to 2014. Mr. Bigham was with M&T Bank from 2003 through 2010, where he held numerous positions of increasing responsibility within the Finance Division.

Valerie C. Benjamin has been Senior Vice President, Chief Human Resources Executive since July 2018. Prior to joining the Bank, Ms. Benjamin worked at Cornell University as Associate Dean and CHRO since 2017. Previously, she was Senior Vice President, CHRO at Earthlink from 2012 to 2017. Prior to 2012, Ms. Benjamin held various human resources positions at Constellation Brands, Inc., The Continuous Learning Group, Accenture and Mobil Oil Corporation.

Joseph L. Dugan has been Senior Vice President, Chief Experience & Go To Market Officer of the Bank since November 2018. Mr. Dugan joined the Bank as Senior Vice President, Retail Growth and Profitability Executive in July 2016. Prior to joining the Bank, he worked at Canandaigua National Bank, starting as Senior Vice President, Sales and Marketing in January 2001, serving as Executive Vice President of Customer Value Management from 2007, and President of CNB’s Wealth Subsidiaries from 2011. Previously, Mr. Dugan held various banking positions at PNC Bank Corporation and Chase-Lincoln First Bank.

Sean M. Willett has been Senior Vice President, Chief Administration Officer of the Bank since November 2018. Mr. Willett joined the Bank as Senior Vice President, Director of Internal Audit in August 2017. Prior to joining the Bank, he worked at Morgan Stanley, starting in 2004, in various roles across Finance, Operations and Legal and Compliance, including Sarbanes-Oxley Implementation, Internal Control improvements, and Legal Entity Corporate Governance, culminating in his role as Executive Director and Global Head of Regulatory Affairs Strategy & Implementation beginning in 2014. Previously, he served in Credit Risk with J.P. Morgan Chase & Co.

Bethany L. Bowers has been Vice President, Chief Compliance Officer of the Bank since November 2018. Ms. Bowers joined the Bank as Vice President, Fair and Responsible Banking Officer & Community Reinvestment Act Officer in July 2017. Prior to joining the Bank, she was Assistant Vice President, Compliance Specialist with M&T Bank since August 2015. Previously, she worked at

First Niagara Bank, NA serving as Vice President and Compliance Manager, Retail and Digital Banking from 2011 to 2015 and Senior Retail Operations Project Analyst from 2010 to 2011. Ms. Bowers progressed from Branch Manager to Regional Operations Manager with RBS Citizens, NA from 2003 to 2010.

Samuel J. Burruano, Jr. has been Senior Vice President, Deputy General Counsel and Corporate Secretary of the company and Bank since November 2018. Mr. Burruano joined the Bank as Senior Vice President, Assistant General Counsel and Director of Regulatory Compliance in October 2016. Prior to joining the Bank, he held various legal and compliance positions at First Niagara Bank, NA since March 2011, most recently serving as Assistant General Counsel, Retail Services. Mr. Burruano has practiced law since 1993 and was an attorney at the law firm of Hiscock & Barclay, LLP, from December 1993 until March 2011.

Craig J. Burton joined the Bank as Senior Vice President, Commercial Real Estate Executive in November 2016. Prior to joining the Bank, he was Senior Vice President and Team Leader of Commercial Real Estate Banking at First Niagara Bank, NA since June 2007. Previously, Mr. Burton held various commercial real estate positions at Bank of America (formerly Fleet National Bank), Chase Manhattan Bank and Goldome Realty Credit Corporation.

David G. Case has been Senior Vice President, Chief Commercial Credit Officer of the Bank since May 2014. Previously, he served as Senior Vice President, Commercial Market Executive and Regional President of the Bank from 2012 to 2014 and as Senior Vice President, Commercial Market Executive from 2005 to 2012. Prior to joining the Bank, he held various commercial and corporate banking positions at Charter One Bank, State Street Bank, Fleet Bank and Chase Manhattan Bank.

Sonia M. Dumbleton has been Senior Vice President, Controller of the company and the Bank since November 2018. Previously, she was Senior Vice President, Controller and Corporate Secretary of the company and the Bank since May 2013 and served as Senior Vice President and Controller of the Bank from 2006 to May 2013. Ms. Dumbleton held various positions, including Vice President and Controller, within the Accounting department of the Bank and its predecessor banks from 1984 to 2005. Ms. Dumbleton is a licensed insurance broker in the State of New York.

50	Financial Institutions, Inc.

OUR EXECUTIVE OFFICERS

Michael D. Grover has been Senior Vice President, Chief Accounting Officer, Financial Reporting and Tax Manager of the company and the Bank since April 2013. Mr. Grover joined the Bank in 1999 as a Senior Accountant, was promoted to Accounting Manager in 2000 and was named Senior Vice President of Financial Reporting and Tax in 2008. Prior to joining the Bank, he worked in public accounting with both local and national firms and is a Certified Public Accountant.

Edward “Ted” S. Oexle joined the Bank as Senior Vice President, C&I Lending Executive and Buffalo Regional President in October 2016. Prior to joining the Bank, he was Senior Vice President, Commercial Banking at Key

Bank since 2012. Previously, he held various senior commercial lending and banking positions at Greater Buffalo Savings Bank, HSBC Bank USA and Fleet Bank.

Randall R. Phillips has been Senior Vice President, Chief Risk Officer of the Bank since November 2018. Mr. Phillips joined the Bank as Vice President, Loan Review Administrator in March 2017. Prior to joining the Bank, he was Relationship Manager with KeyCorp beginning in 2016 and Senior Underwriting Manager with First Niagara Bank, NA from 2014 to 2016. Previously, he worked at JP Morgan Chase Bank, NA, serving as Vice President, Underwriter from 2005 to 2014 and Vice President, Relationship Manager from 1997 to 2005.

2019 Proxy Statement	51

STOCK INFORMATION

STOCK INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Named Executive Officers

The following table shows, as of April 22, 2019, the beneficial ownership of shares of Financial Institutions, Inc. common and preferred stock by (a) all current directors and nominees, (b) all named executive officers, and (c) all of our current directors, nominees and executive officers as a group. Beneficial ownership means that the individual has or shares voting power or investment power with respect to the shares of stock or the individual has the right to acquire the shares of stock within 60 days of April 22, 2019.

Name	Title of class	Number of shares beneficially owned		Number of shares included in the previous column which the individual or group has the right to acquire within 60 days of April 22, 2019	Percent of class outstanding(1)
Directors(2):
Karl V. Anderson, Jr.	Common	15,095		—	*
Martin K. Birmingham	Common	94,215		—	*
Donald K. Boswell	Common	3,616		—	*
Dawn H. Burlew	Common	2,369		—	*
Andrew W. Dorn, Jr.	Common	20,528		—	*
Robert M. Glaser	Common	15,913		—	*
Samuel M. Gullo	Common	23,324		—	*
Susan R. Holliday	Common	24,923		—	*
Robert N. Latella	Common	21,839		—	*
Kim E. VanGelder	Common	6,946		—	*
James H. Wyckoff	Common	339,128	(3)	—	2.13%
	Class A Preferred	69	(4)	—	4.81%
	Class B Preferred	8,565	(5)	—	4.98%
Named executive officers who are not Directors(2):
Michael D. Burneal	Common	8,094	(6)	—	*
Joseph L. Dugan	Common	1,450		—	*
Kevin B. Klotzbach	Common	27,404		—	*
William L. Kreienberg	Common	24,001		—	*
All current directors and executive officers as a group (26 persons)	Common	642,253		—	4.03%
	Class A Preferred	69		—	4.81%
	Class B Preferred	8,565		—	4.98%

*	Denotes less than 1%

(1)

As reported by such persons as of April 22, 2019 with percentages based on 15,940,810 shares of Common Stock, 1,435 shares of Series A Preferred Stock and 171,847 shares of Series B-1 Preferred Stock, respectively, outstanding on April 22, 2019, including shares the individual or group has a right to acquire within 60 days of April 22, 2019 (as indicated in the column above), which increases both the number of shares owned by such individual or group and the number of shares outstanding.

52	Financial Institutions, Inc.

STOCK INFORMATION

(2)	Except as set forth in the footnotes below, each person has sole investment and voting power with respect to the stock beneficially owned by such person.

(3)	Includes 66,995 shares held by Mr. Wyckoff’s spouse.

(4)	Includes 8 shares held by Mr. Wyckoff’s spouse and 19 shares held in trust.

(5)	Includes 855 shares held by Mr. Wyckoff’s spouse.

(6)	Information based on most recent Form 4 (filed with the SEC on August 2, 2018).

Beneficial Ownership of Owners of More Than 5% of the Company’s Common Shares

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than 5% of the outstanding shares of common stock of the company as of April 22, 2019.

Name and Address of Beneficial Owner	Number of shares beneficially owned		Percent of outstanding common stock(1)
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	1,338,252	(2)	8.40%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	1,238,775	(3)	7.77%

(1)	Based on 15,940,810 shares of Common Stock outstanding as of April 22, 2019.

(2)

Based on information set forth in Amendment number 3 to Schedule 13G filed with the SEC on February 8, 2019 by Dimensional Fund Advisors LP (“Dimensional”) reporting beneficial ownership in the following manner: sole voting power, 1,281,862 shares; and sole dispositive power, 1,338,252 shares. Dimensional reports beneficial ownership for four investment companies it advises and certain other comingled funds, group trusts and separate accounts it advises or sub-advises. Dimensional disclaims beneficial ownership of all such shares.

(3)

Based on information set forth in Amendment number 9 to Schedule 13G filed with the SEC on February 4, 2019 by BlackRock, Inc. reporting beneficial ownership in the following manner: sole voting power, 1,196,455 shares; and sole dispositive power, 1,238,775 shares. Blackrock, Inc. is reporting beneficial ownership for the following subsidiaries: BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management, LLC and BlackRock Investment Management (UK) Limited.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of transactions in and ownership of our common stock. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports and representations that no other reports are required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were, with two exceptions, complied with during the fiscal year ended December 31, 2018.

Due to administrative oversight, Ms. Bowers and Mr. Phillips each filed one late Form 3, in March 2019, reporting their initial beneficial ownership in the Company’s securities.

FUTURE SHAREHOLDER PROPOSALS

You may submit proposals for consideration at our 2020 annual meeting of shareholders. For a shareholder proposal to be considered for inclusion in our proxy statement for the 2020 annual meeting pursuant to Rule 14a-8 of the Exchange Act, our Corporate Secretary must receive the written proposal at our corporate headquarters no later than December 31, 2019. Such proposals also must comply with Rule 14a-8 of the Exchange Act. Proposals should be addressed to:

Corporate Secretary

Financial Institutions, Inc.

220 Liberty Street

Warsaw, New York 14569

For a shareholder to bring business before the annual meeting of shareholders that is not intended to be included in our proxy statement pursuant to Rule 14a-8 of the Exchange Act, including a proposal or a nominee for election to the Board of Directors, the shareholder must give timely notice to our Corporate Secretary in accordance with our By-laws and include in such notice the information required by our By-laws. In general, our By-laws require that the notice be received by our Corporate Secretary no later than 90 days and not earlier than 120 days prior to the one-year anniversary date of the Annual Meeting. However, if the 2020 annual meeting is more than thirty days before or more than sixty days

2019 Proxy Statement	53

STOCK INFORMATION

after the one-year anniversary date of the Annual Meeting, then notice will need to be received by our Corporate Secretary by the later of (i) 90 days prior to the 2020 annual meeting or (ii) 10 days following the date public disclosure of the date of the 2020 annual meeting was first made public.

In addition, for any shareholder proposals submitted outside of Rule 14a-8 of the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) of the Exchange Act, the proposal must be received at our principal executive offices at the address listed above not later than 60 days prior to the scheduled date of the 2020 annual meeting of shareholders.

54	Financial Institutions, Inc.

INFORMATION ABOUT THE MEETING

INFORMATION ABOUT THE MEETING

GENERAL INFORMATION

Time and Location

Financial Institutions, Inc.’s Annual Meeting of Shareholders will be held at the company’s corporate headquarters located at 220 Liberty Street, Warsaw, New York 14569 on Wednesday, June 19, 2019, at 10:00 a.m.

Record Date and Number of Shares Outstanding

The record date for the Annual Meeting is April 22, 2019. On that date, there were 15,940,810 shares of our common stock outstanding and entitled to vote. No securities other than our common stock are entitled to be voted at the Annual Meeting.

VOTING MATTERS

Proxy Information

On or about April 29, 2019, we began distributing materials for the Annual Meeting to shareholders entitled to vote at the Annual Meeting. Shares represented by a properly executed and timely received proxy will be voted in accordance with instructions provided by the shareholder. If a properly executed and timely received proxy contains no specific voting instructions, the shares represented by any such proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are solicited by the Board of Directors of the company.

Shareholders Entitled to Vote

Common shareholders of record at the close of business on the record date of April 22, 2019 are eligible to vote at the annual shareholders meeting. On that date, 15,940,810 common shares were outstanding. Each common share entitles the holder to one vote on the items of business to be considered at the Annual Meeting.

Vote Required for Items of Business

The presence, in person or by proxy, of holders of a majority of Financial Institutions, Inc. outstanding common shares is required to constitute a quorum for the transaction of business at the Annual Meeting. Votes to abstain and broker non-votes (described below) are counted for purposes of determining the presence or absence of a quorum. If a quorum is present:

●	Proposal 1—Our shareholders elect directors by a plurality vote, which means that the three nominees for election who receive the highest number of “for” votes will be elected as directors;

●	Proposal 2—The advisory vote on the compensation of the named executive officers disclosed in the proxy statement will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal; and

●	Proposal 3—Ratification of the selection of RSM US LLP as our independent registered public accounting firm for 2019 will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

Any nominee for director who receives a greater number of “withheld” votes than “for” votes will tender his or her resignation to the Board. The Board’s NG Committee will then make a recommendation to the independent directors whether to accept or reject the resignation(s) or take other appropriate action. The independent directors (excluding any director(s) required to submit their resignation) will determine action to be taken within 90 days of the annual meeting.

Abstentions and Broker Non-Votes

Abstentions will be counted for purposes of calculating whether a quorum is present at the meeting but will not be counted for purposes of determining the number of votes cast with respect to a proposal. This means that an abstention will not impact Proposals 2 or 3, but if more shareholders withhold votes from a director in Proposal 1 than vote “for” that director, the director must submit his resignation pursuant to our Director Resignation Policy.

If you are a beneficial owner whose shares of record are held by a broker, you may instruct your broker how to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on each item. Under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to Nasdaq-listed companies, brokers have the discretion to vote on routine matters such as Proposal 3, but do not have discretion to vote on non-routine matters such as Proposals 1 and 2. Therefore, if you do not

2019 Proxy Statement	55

INFORMATION ABOUT THE MEETING

provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 3.

Broker non-votes will be counted for purposes of calculating whether a quorum is present at the meeting but will not be counted for purposes of determining the number of votes cast with respect to a proposal. Broker non-votes will not affect Proposals 1 or 2. There will be no broker non-votes on Proposal 3.

Options for Voting Your Shares

You may vote your common shares in one of several ways, depending on how you own your shares.

Shareholders of Record—If your shares are registered directly in your name with our transfer agent, you are considered the “record holder” of your shares. You may vote your shares in one of three ways:

●	Voting on the Internet—Follow the instructions provided to you by our transfer agent.

●	Voting by Mail—Follow the instructions provided to you by our transfer agent.

●	Voting at the Meeting—If you decide to attend the meeting and vote in person, you may complete a ballot and vote at the meeting.

Beneficial Shareholders—If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and you are also invited to attend the meeting. Since a beneficial owner is not the record holder, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, bank or other nominee that holds your shares, giving you the right to vote your shares at the meeting. Your broker, bank or other nominee has provided or will provide you with instructions regarding how to direct the voting of your shares.

401(k) Plan Shareholders—Participants in the Financial Institutions, Inc. 401(k) Retirement Savings Plan who hold shares of our common stock in their plan accounts may direct the trustee of the plan to vote these shares by completing and returning a proxy card. Any shares in a plan account for which no instruction is received will be voted by the trustee proportionally based upon the votes cast by other plan account holders whose plan accounts hold such shares.

Revocation of Proxies

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by internet, mail or in person at the Annual Meeting, another proxy dated as of a later date.

OTHER MATTERS

Proxy Solicitation

All expenses of soliciting proxies will be paid by the company. In addition, our directors, employees and agents may solicit proxies in person, by telephone, via the Internet, or by other means of communication, but the company will not pay any compensation for such solicitations. We have engaged Saratoga Proxy Consulting, LLC, 520 8th Avenue, New York, New York 10018 to assist in proxy solicitation and collection at a cost of $7,500, plus out-of-pocket expenses. In addition, we will reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to the beneficial owners of our shares.

Duplicative Shareholder Mailings

You may receive more than one set of proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. To ensure that all your shares are voted, please vote using each proxy card or voting instruction form that you receive or, if you vote by Internet, you will need to enter each of your Control Numbers. Remember, you may vote by Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided, or by voting by ballot at the Annual Meeting.

Householding

The SEC’s “householding” rules permit us to deliver only one Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials to shareholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another shareholder

56	Financial Institutions, Inc.

INFORMATION ABOUT THE MEETING

and received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to the company’s Corporate Secretary at Financial Institutions, Inc., 220 Liberty Street, Warsaw, New York 14569, or by calling our Corporate Secretary at (585) 786-1100. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner, the bank, broker or other holder of record may deliver only one copy of the proxy materials to shareholders who have the same address unless they have received instructions to the contrary. If you wish to receive a separate copy of the proxy materials, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker or other holder of record.

Inspector of Election

Representatives of American Stock Transfer & Trust Company, the transfer agent for our common stock, will count the vote and act as inspector for the election.

Voting Results

We will report the voting results in a filing with the U.S. Securities and Exchange Commission on Form 8-K within four business days following the conclusion of the Annual Meeting.

Additional Copies of Annual Meeting Materials

This proxy statement and the 2018 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2018, are available on our website www.fiiwarsaw.com.

Annual Report on Form 10-K

Shareholders may receive a copy of our annual report on Form 10-K filed with the SEC without charge. Requests should be sent in writing to: Corporate Secretary, Financial Institutions, Inc., 220 Liberty Street, Warsaw, NY 14569. The report can also be accessed on our website at www.fiiwarsaw.com by clicking on “Financials” at the top of the page, then on SEC Filings.

Notice Pursuant to Section 726(d) of The New York Business Corporation Law

On August 31, 2018, we renewed our policies of management and professional liability primary insurance and excess directors’ and officers’ liability insurance, each for a one-year term, at a total premium cost of $336,155, including broker of record commissions. The primary liability policy is carried with AIG National Union Fire Insurance Company of Pittsburgh, PA and the excess policies are carried with CNA Continental Casualty Company, Travelers Casualty and Surety Company of America, AIG Illinois National Insurance Company and AIG Specialty Insurance Company. Policies cover all directors and officers of Financial Institutions, Inc. and its subsidiaries. The Board Risk Oversight Committee oversees the insurance renewal process.

Other Business

The Board of Directors knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

2019 Proxy Statement	57

FINANCIAL INSTITUTIONS, INC.ANNUAL MEETING OF SHAREHOLDERS June 19, 2019 The undersigned hereby appoints Justin K. Bigham and Samuel J. Burruano, Jr., or either of them, with full powers of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Financial Institutions, Inc. to be held on June 19, 2019 and at any adjournment or adjournments thereof, with all the power the undersigned would possess if personally present, and to vote as set forth on the reverse all shares of stock which the undersigned may be entitled to vote at said meeting, hereby revoking any earlier proxy for said meeting. (Continued and to be signed on the other side.)

Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Martin K. Birmingham O Samuel M. Gullo O Kim E. VanGelder FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF SHAREHOLDERS OF FINANCIAL INSTITUTIONS, INC. June 19, 2019 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST on June 18, 2019. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE THREE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x ------------------ ---------------- 20330300000000000000 3 061919 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and annual report are available in the SEC Filings subsection of the Financials section of our website at www.fiiwarsaw.com 2. Advisory vote to approve the compensation of our named executive officers. 3. Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. 4. In their discretion, the proxies are authorized to vote upon such other business, if any, as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THIS PROXY AND DESCRIBED IN THE PROXY STATEMENT AND FOR PROPOSALS 2 AND 3. PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE. *** YOUR PROXY VOTE IS IMPORTANT *** No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting. It is important that you vote so that Financial Institutions, Inc. will not have to bear the unnecessary expense of another solicitation of proxies. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

ANNUAL MEETING OF SHAREHOLDERS OF FINANCIAL INSTITUTIONS, INC. June 19, 2019 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and annual report are available in the SEC Filings subsection of the Financials section of our website at www.fiiwarsaw.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Martin K. Birmingham O Samuel M. Gullo O Kim E. VanGelder 2. Advisory vote to approve the compensation of our named executive officers. 3. Ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. 4. In their discretion, the proxies are authorized to vote upon such other business, if any, as may properly come before the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THIS PROXY AND DESCRIBED IN THE PROXY STATEMENT AND FOR PROPOSALS 2 AND 3. PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE. *** YOUR PROXY VOTE IS IMPORTANT *** No matter how many shares you own, please sign, date and mail your proxy now, even if you plan to attend the meeting. It is important that you vote so that Financial Institutions, Inc. will not have to bear the unnecessary expense of another solicitation of proxies. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE THREE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the ------------------ e n v e l o p e p r o v i d e d . ---------------- 20330300000000000000 3 061919 FOR AGAINST ABSTAIN GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. FOR AGAINST ABSTAIN